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                                                                   EXHIBIT 10.47

                               FRANCHISE AGREEMENT

                                 BY AND BETWEEN

                        REMEDY INTELLIGENT STAFFING, INC.

                                       AND

                                 --------------

                                      DATED

                               __________ __, 20__

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                                TABLE OF CONTENTS

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                                                                                  PAGE
1.  DEFINITIONS.                                                                     1

2.  GRANT OF FRANCHISE.                                                              7

3.  TERRITORIAL RIGHTS.                                                              7

4.  TERM AND RENEWAL.                                                               10

5.  FEES.                                                                           11

6.  COMMENCEMENT AS A REMEDY FRANCHISEE.                                            16

7.  TRAINING.                                                                       16

8.  EMPLOYMENT, BILLING, COLLECTION AND PAYMENT OF TEMPORARY EMPLOYEE EXPENSES.     17

9.  ADDITIONAL SERVICES TO BE PROVIDED BY FRANCHISOR.                               19

10. MARKS.                                                                          20

11. RELATIONS.                                                                      22

12. INDEMNIFICATION.                                                                23

13. CONFIDENTIAL INFORMATION.                                                       24

14. MINIMUM PERFORMANCE STANDARDS AND OFFICE DEVELOPMENT REQUIREMENTS.              26

15. IMAGE AND OPERATING STANDARDS.                                                  27

16. INSURANCE.                                                                      29

17. STRATEGIC NATIONAL ACCOUNT CUSTOMERS.                                           30

18. ADVERTISING AND BRAND DEVELOPMENT.                                              31

19. ACCOUNTING, REPORTS, FINANCIAL STATEMENTS.                                      34

20. PERIODIC REVIEWS, INSPECTIONS AND AUDITS.                                       35

21. COMPUTERIZED MANAGEMENT AND OPERATIONAL SYSTEM.                                 36

22. TRANSFER.                                                                       37
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
23. TERMINATION.                                                                    41

24. RIGHTS AND OBLIGATIONS AFTER TERMINATION OR EXPIRATION.                         44

25. ENFORCEMENT.                                                                    45

26. NOTICES AND PAYMENTS.                                                           49

27. ACKNOWLEDGMENTS.                                                                50

EXHIBIT "A" FRANCHISE LOCATIONS

EXHIBIT "B" TERRITORY

EXHIBIT "C" MINIMUM PERFORMANCE STANDARDS

EXHIBIT "D" OFFICE DEVELOPMENT REQUIREMENTS SCHEDULE

EXHIBIT "E" GUARANTY, INDEMNIFICATION AND ACKNOWLEDGMENTS

EXHIBIT "F" SOFTWARE LICENSE AGREEMENT

EXHIBIT "G" GROSS MARGIN SCHEDULE

                                       ii

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                        REMEDY INTELLIGENT STAFFING, INC.

                               FRANCHISE AGREEMENT

      This Franchise Agreement (this "AGREEMENT"), is made effective as of _____________, 200__, ("EFFECTIVE DATE"), through ________, 20__, by and between
Remedy Intelligent Staffing, Inc., a California corporation and wholly-owned subsidiary of RemedyTemp, Inc., having its principal place of business at 101 Enterprise, Aliso Viejo, California 92656 ("FRANCHISOR"), and
______________________________________________________________________
_____________________________________, (residing at / having its principal place of business at) __________________________________ ("FRANCHISEE") with reference to the following facts:

                                    RECITALS

      WHEREAS, Franchisor owns a unique format and system relating to the establishment and operation of personnel and employment staffing and placement businesses utilizing the Marks (hereinafter defined) (the "System");

      WHEREAS, Franchisor identifies the System by means of the Marks, and Franchisor, through its advertising and marketing programs, its high-quality service, and the System, has established a national reputation and a demand for the personnel and employment-related services it makes available to business and industry under the Marks;

      WHEREAS, Franchisee desires to obtain the benefits of the System and the right to operate a Franchised Business (hereinafter defined) using the Marks designated by Franchisor, upon the terms and conditions herein set out; and

      WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high standards of quality and service and the necessity of operating the Franchised Business in conformity with Franchisor's standards and specifications.

      NOW, THEREFORE, Franchisor and Franchisee agree as follows:

                                 1. DEFINITIONS.

      Terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

      "ACCOUNTING PERIOD" means Franchisor's monthly accounting period, which currently generally varies from twenty-eight (28) to thirty-five (35) days (but may be as long as forty-two (42) days), except that the first Accounting Period under this Agreement shall be the portion of Franchisor's monthly accounting period which commences on the Effective Date, and the last Accounting Period shall be the portion of Franchisor's monthly accounting period which ends with the term of this Agreement.

      "ADJUSTED GROSS MARGIN DOLLARS" means Gross Temporary Employment Billings minus all Temporary Employee Expenses attributable to Temporary Employees for a given time period.

      "AFFILIATE" means any company directly or indirectly owned or controlled by or under common control with Franchisor.

      "APPROPRIATE FRANCHISEE" means, with respect to any customer, the franchisee operating a Remedy franchised business within whose protected geographic area that customer's business is situated.

      "CALCULATION YEAR" means, for the first Calculation Year, the twelve (12) fiscal month period beginning on the first day of the first fiscal month in which Franchisee commences operations of the Franchised Business, and, for subsequent Calculation Years, each consecutive twelve (12) month period thereafter during the term of this Agreement.

      "COMPUTER SYSTEM" means (a) the computer hardware required by Franchisor for the operation of the Franchised Business and use of the Software, (b) data, audio, video, and voice storage, retrieval, and transmission systems for use at the Franchised Business; (c) printers and other peripheral devices; and (d) archival back-up systems.

      "CONFIDENTIAL INFORMATION" means all customer and associate lists, sales and promotional information, employee lists, financial information furnished or disclosed to Franchisee by Franchisor, certain software and data contained therein, the Remedy Operating Manual, Websites, and all other information that Franchisor deems to be confidential or proprietary with respect to Franchisor, the System, or customers of Franchisor (i) of which Franchisee becomes aware as a result of its franchise relationship with Franchisor, (ii) which has actual or potential economic value to Franchisor from it not being generally known to other persons who could obtain economic value from its disclosure or use, and
(iii) which is the subject of reasonable efforts by Franchisor to maintain its secrecy or confidentiality, whether assembled and compiled by Franchisee or produced and provided by Franchisor, and the physical embodiments of such information, all of which are the confidential and proprietary information of Franchisor.

      "COVERED BUSINESS" means Temporary Employment services or Direct-Hire Employment services or similar businesses.

      "DIRECT-HIRE BILLINGS" means for a given time period the amounts received, directly or indirectly, from or in connection with all Direct-Hire Employment services, consultation, assistance or sales provided from, through, or attributable to the Franchised Business regardless of where or to whom provided, including bona fide refunds and adjustments.

      "DIRECT-HIRE EMPLOYEE" means an individual placed into a Direct-Hire Employment position by the Franchised Business.

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      "DIRECT-HIRE EMPLOYMENT" means placement of an individual for employment directly with a company or firm during which time such individual is not an employee of Franchisor or Franchisee.

      "FRANCHISED BUSINESS" means the business franchised under, and conducted in accordance with, this Agreement.

      "FRANCHISEE'S SHARE" means an amount of money determined in accordance with Section 5.2. Franchisee's Share shall be calculated during each Accounting Period beginning with the Accounting Period in which Franchisee commences operations of the Franchised Business.

      "FRANCHISEE'S SPLIT" means a percentage of Adjusted Gross Margin Dollars and Subcontractor Profit determined in the Gross Margin Schedule used to calculate Franchisee's Share (before any of the deductions set forth in Section
5.2 hereof).

      "FRANCHISOR'S SHARE" shall be an amount of money, paid to Franchisor, equal to the sum of (i) Franchisor's Split of the Adjusted Gross Margin Dollars, determined according to the Gross Margin Schedule set forth in Section 5.6, (ii) ten percent (10%) of Direct-Hire Billings during an Accounting Period, (iii) Franchisor's Split of Subcontractor Profit during an Accounting Period, and (iv) ten percent (10%) of Temporary-to-Hire Conversion Fees during an Accounting Period.

      "FRANCHISOR'S SPLIT" means a percentage of Adjusted Gross Margin Dollars and Subcontractor Profit as set forth in the Gross Margin Schedule used to calculate Franchisor's Share.

      "GENERAL APPROVED SERVICES" means the services indicated below, by checking the appropriate box [ONLY ONE BOX SHOULD BE CHECKED], that Franchisee is approved to offer to customers from the Franchised Business under the Marks in accordance with the terms of this Agreement:

      [ ]   General Clerical Employment Services

      [ ]   General Light Industrial Employment Services

      [ ] Both General Clerical Employment Services and General Light Industrial Employment Services

      "GENERAL CLERICAL EMPLOYMENT SERVICES" means general clerical and administrative Temporary Employment services, including such services as Franchisor shall from time to time designate in the Remedy Operating Manual, or otherwise in writing, as General Clerical Employment Services.

      "GENERAL LIGHT INDUSTRIAL EMPLOYMENT SERVICES" means general light industrial and logistics Temporary Employment services, including such services as Franchisor shall from time

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to time designate in the Remedy Operating Manual, or otherwise in writing, as
General Light Industrial Employment Services.

      "GROSS TEMPORARY EMPLOYMENT BILLINGS" means the total amount of Gross Billings received or receivable from the placement of Temporary Employees with customers through the Franchised Business, including bona fide refunds and adjustments, during a particular time period.

      "GROSS BILLINGS" means gross amounts received or receivable, directly or indirectly, from or in connection with all services, consultation, assistance or sales provided from, or through or attributable to the Franchised Business regardless of where or to whom provided, including, without limitation, services of Temporary Employees and Direct-Hire Employees, including bona fide refunds and adjustments.

      "GROSS MARGIN FLOOR" means a Gross Margin Percentage of twenty-one percent (21%).

      "GROSS MARGIN PERCENTAGE" means the percentage obtained by dividing Adjusted Gross Margin Dollars for a given time period by Gross Temporary Employment Billings for that period. For example, if Adjusted Gross Margin Dollars for a given time period are $250,000 and Gross Temporary Employment Billings for that time period are $1,000,000, then the Gross Margin Percentage is 25%.

      "GROSS MARGIN SCHEDULE" means the schedule of Gross Margin Tiers, dollar amounts, and Franchisor's Split and Franchisee's Split as set forth in Exhibit G hereto.

      "INITIAL FRANCHISE FEE" means a franchise fee of Twenty-Five Thousand Dollars ($25,000.00) for each Territory. If this Agreement is Franchisee's second or subsequent franchise agreement, the amount of the franchise fee shall be Ten Thousand Dollars ($10,000.00).

      "INITIAL TERM" means a fifteen (15) year period beginning on the Effective Date, as further described in Section 4.1.

      "LOCATION" means the office or location within the Territory (hereinafter defined) from which the Franchised Business shall be conducted. The Location shall be either (i) at the address set forth in Exhibit A attached hereto and incorporated herein by this reference, or (ii) at an address approved by Franchisor pursuant to Section 3.1. Franchisee may request, and Franchisor may approve, additional Location(s) for the operation of the Franchised Business within the Territory, and in such circumstances Exhibit A shall be amended to include the address(es) of such additional Location(s).

      "MANAGER" means the person primarily responsible to coordinate and manage the Franchised Business for Franchisee and who will devote full time to the coordination and management thereof.

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      "MARKS" means such trademarks, service marks, trade names, logotypes, or other commercial symbols, including but not limited to the marks "REMEDY" and "REMEDY INTELLIGENT STAFFING", and such other trademarks, service marks, trade names, logotypes, or other commercial symbols as are now designated (and may hereinafter be designated by Franchisor in writing) for use in connection with, and in identifying, the System. Franchisee acknowledges that the Marks do not include the trademarks, service marks, trade names, logotypes, or other commercial symbols used in connection with Non-Mark Businesses.

      "MINIMUM PERFORMANCE STANDARDS" means the minimum required amount of Adjusted Gross Margin Dollars specified in Exhibit C attached hereto and incorporated herein by this reference.

      "NATIONAL BUSINESS CONFERENCE" means a meeting of Franchisor's franchisees to be held from time to time at Franchisor's discretion.

      "NON-MARK BUSINESSES" means Temporary Employment and Direct-Hire Employment service businesses, or any other business, that are not operated using the Marks, and that operate under other trademarks, service marks, trade names, logotypes, or commercial symbols including, but not limited to the mark, "RemX".

      "PROTECTED CUSTOMER" means a customer situated within the geographic area that has been granted to another franchisee of Franchisor under a franchise agreement with Franchisor for all business other than Direct-Hire Employment services.

      "REMEDY OPERATING MANUAL" means the Franchisor's confidential operations manual containing the Confidential Information, specifications, standards and procedures, as amended from time to time by Franchisor, by which the Franchisee shall conduct the Franchised Business. Franchisor shall have the right to provide the Remedy Operating Manual, including Franchisor's confidential automated library, procedural help system as well as any hardcopy operating manuals, in any format it chooses (including, but not limited to, hard copy, CD, or online).

      "RENEWAL AGREEMENT" means a franchise agreement between Franchisor and Franchisee for the Franchised Business, commencing immediately following the expiration of the Initial Term of this Agreement subject to the terms of Section 4, the term of which shall be ten (10) years.

      "SOFTWARE" means such computer software designated from time to time by Franchisor for use in connection with the Franchised Business.

      "SPECIAL SERVICES" means such Temporary Employment services, which may be some (but not all) of the services encompassed within, or services in addition to, General Clerical Employment Services or General Light Industrial Employment Services.

      "STRATEGIC NATIONAL ACCOUNT CUSTOMERS" means any customer designated as such by Franchisor, based upon Franchisor's sole determination that, because such customer conducts its business at multiple locations and is deemed of strategic importance by Franchisor, the account,

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services and pricing of such customer shall be negotiated and secured either (i)
by Franchisor or (ii) with Franchisor's assistance, approval and oversight.

      "SUBCONTRACTOR PROFIT" means all amounts billed for a given time period to a customer for services provided to the customer by subcontractors, minus the amounts paid to subcontractors for the provision of Temporary Employee services to such customer through the Franchised Business.

      "TECHNOLOGY FEE" means a monthly fee paid to Franchisor each Accounting Period in the amount of Three Hundred Dollars ($300) for the first Location of the Franchised Business, and One Hundred Fifty Dollars ($150) for each additional Location of the Franchised Business.

      "TEMPORARY EMPLOYEE" means an employee placed into a Temporary Employment position by the Franchised Business.

      "TEMPORARY EMPLOYEE EXPENSES" means all wages, payroll taxes, workers' compensation insurance premiums or accruals, expenses and related charges, longevity pay, sick pay, holiday pay, state employment charges, accruals and taxes, any additional expenses pursuant to contractual agreements with clients and, to the extent maintained by Franchisor, all insurance charges, including, without limitation, liability insurance, policy premiums, policy deductibles for covered losses or claim costs and expenses for any losses not covered by an insurance policy attributable to Temporary Employees furnished by the Franchised Business during the term of this Agreement, and any other costs and expenses attributable to Temporary Employees.

      "TEMPORARY EMPLOYMENT" means employment with a company or firm other than for a Direct-Hire Employment position, during which time such employee remains the employee of Franchisor.

      "TEMPORARY-TO-HIRE CONVERSION FEES" means for a given time period the amounts received, directly or indirectly, in connection with the conversion of employees from Temporary Employment positions to Direct-Hire Employment positions with the same customer through the Franchised Business, including bona fide refunds and adjustments.

      "TERRITORY" means the protected geographic area, described or identified in Exhibit B to this Agreement and incorporated herein by this reference, within which the license granted under this Agreement is exclusive to the Franchisee.

      "TERRORISM LAWS" means Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations), the Cuban Assets Control Regulations (Title 31, Part 515 of the U.S. Code of Federal Regulations), the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority (including, without limitation, the United States

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Department of Treasury Office of Foreign Assets Control) addressing or in any way relating to terrorist acts and acts of war.

      "UNCOLLECTIBLE AMOUNTS" means all gross amounts receivable by Franchisor and due from a customer of the Franchised Business, which amounts remain uncollected for a period of one hundred twenty (120) days or more, or such other period of time as Franchisor may specify in the Remedy Operating Manual.

      "WEBSITE" means a group of related documents that can be accessed through a common internet address.

                             2. GRANT OF FRANCHISE.

      Franchisor hereby grants to Franchisee the right, and Franchisee hereby accepts the obligation, to establish and operate a Franchised Business according to the terms and conditions in this Agreement, and to use, solely in connection therewith, the Marks and the System, as they may be changed, improved, and further developed from time to time.

                             3. TERRITORIAL RIGHTS.

      3.1. LOCATION. Franchisee shall conduct the Franchised Business from the Location. If, as of the Effective Date, the Location has not yet been selected, Franchisee shall select the Location, subject to Franchisor's written approval. If the Location is leased to the Franchisee, such lease must be fully assignable to Franchisor, at Franchisor's option, upon termination or expiration of this Agreement, and Franchisee shall provide copies of the executed lease to Franchisor. Franchisee shall commence operations at and from the Location within ninety (90) days after the date of this Agreement.

      3.2. TERRITORY. During the term of this Agreement, Franchisee shall have the right to provide General Approved Services within the Territory under the Marks and System. During the term of this Agreement Franchisor shall not: (a) establish, nor license any other person to establish, another Remedy franchise or license from a location within the Territory providing all General Approved Services (although certain General Clerical Employment Services and General Light Industrial Employment Services may be provided); (b) conduct, or license any other person to conduct, all General Approved Services (although certain General Clerical Employment Services and General Light Industrial Employment Services may be provided) within the Territory under any marks or system, including the Marks and System; or (c) conduct, or license any other person to conduct, Special Services under the Marks; in each case except as otherwise provided in this Agreement.

      3.3. RESTRICTIONS.

            3.3.1. TEMPORARY EMPLOYEES. Franchisee's license under this Agreement with respect to Temporary Employees is limited to providing only General Approved Services (and, if approved, Special Services) within the Territory. Franchisee may, upon receiving prior written approval from Franchisor, provide General Approved Services (and, if approved, Special

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Services) for Temporary Employees outside the Territory, subject to the provisions of Sections 3.3.2 and 3.3.3 below. Franchisee shall not provide Temporary Employment services to any customer located in a geographic area granted to another franchisee of Franchisor.

            3.3.2. PROTECTED CUSTOMERS. If Franchisee provides Temporary Employment services to a customer located outside the Territory, but in a geographic area which subsequently becomes a geographic area granted to another franchisee of Franchisor, such customer shall become a Protected Customer of the other franchisee. If Franchisee sells Temporary Employment services to a Protected Customer, upon being notified thereof, Franchisee shall immediately relinquish all sales and service rights associated with such Protected Customer to the Appropriate Franchisee for such Protected Customer in the manner provided in Section 3.3.3 below.

            3.3.3. PROTECTED CUSTOMER RELINQUISHMENT PROCEDURES. In the event Franchisee is notified that it is providing Temporary Employment services to a Protected Customer, Franchisee shall:

                  (i) Coordinate the replacement of temporary employees by the Appropriate Franchisee for those placed with the Protected Customer by Franchisee in such a manner as to minimize the impact of the replacement on the Protected Customer; and

                  (ii) Within ten (10) days of notification, and prior to the replacement, (a) notify the Protected Customer that further requests for Remedy temporary staffing services should be directed to the Appropriate Franchisee and (b) provide the Protected Customer with a schedule for replacement of temporary employees.

            3.3.4. DIRECT-HIRE EMPLOYMENT. Franchisee may offer and sell Direct-Hire Employment services to customers with physical locations within the Territory, or upon receipt of Franchisor's prior written consent, outside the Territory. Franchisee may not, however, provide to any customer located in the geographic territory of another franchisee of Franchisor, a Direct-Hire Employee who is already employed within such geographic area as a Temporary Employee of such other franchisee.

            3.3.5. ADVERTISING AND PROMOTIONAL MATERIALS. In addition to the provisions of Section 18 in this Agreement regarding advertising and promotional materials, Franchisor and Franchisee agree, with respect to the placement of advertising and promotional materials:

                  (i) By Franchisor. All advertising and promotional materials created, placed, and/or distributed by Franchisor may appear in media distributed in, or may be directed to customers and associates and prospective customers and associates located within, the Territory, including on Franchisor's website or any related website.

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                  (ii)  By Franchisee. All advertising and promotional materials created, placed, and/or distributed in connection with the Franchised Business shall be directed primarily toward customers and associates or prospective customers and associates located within the Territory, but may not be placed and/or distributed to geographic areas outside the Territory that have been granted to another franchisee of Franchisor, or that are serviced by a Franchisor-owned office offering Temporary Employment or Direct-Hire Employment services.

      3.4. RESERVED RIGHTS. Franchisor reserves all rights not expressly granted to Franchisee hereunder. Without limiting the generality of the foregoing, Franchisor reserves the right, without geographic or other limitation, to:

            (i) Own and operate, and license others to own and operate, any businesses outside the Territory, including Temporary Employment and Direct-Hire Employment service businesses, under any marks and systems, including the Marks and System;

            (ii) Own and operate, and license others to own and operate, businesses under other marks and other systems (including Non-Mark Businesses and Special Services not under the Marks) providing Temporary Employment and Direct-Hire Employment services, which may be located within or outside the Territory notwithstanding such businesses' proximity to the Location or their actual or threatened impact on sales from the Franchised Business; provided, however, that except as provided in
                  Section 3.4 (iv), Franchisor shall not provide all General Approved Services within the Territory under any marks (although certain General Clerical Employment Services and General Light Industrial Employment Services may be provided);

            (iii) Offer and sell, and license others to offer and sell,
                  Direct-Hire Employment services to customers located anywhere, whether within or outside the Territory, under any marks and systems, including the Marks and System;

            (iv) after an acquisition or merger by Franchisor or its Affiliate of or with another business or entity, or after Franchisor or its Affiliate is acquired by or merged or consolidated with another entity, operate any business of any kind, whether located within or outside the Territory, including businesses offering and selling all General Approved Services under other marks, notwithstanding the proximity of any such businesses to any Location operated by Franchisee; provided, that neither Franchisor nor any successor shall conduct all General Approved Services in the Territory under the Marks (although certain General Clerical Employment Services and General Light Industrial Employment Services may be provided);

                                       9

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            (v)   Provide billing, collecting, payroll, accounting services and financing of receivables to other firms; and

            (vi) Negotiate and enter into contracts with Strategic National Account Customers to provide services offered by the Franchised Business, as further described in Section 17.

      3.5. FRANCHISEE'S RIGHTS TO SPECIAL SERVICES. If Franchisor develops and offers any Special Services under the Marks to be provided in the Territory, Franchisor shall offer Franchisee the right to offer and provide such Special Services from the Franchised Business. Franchisee acknowledges that, in order to provide Special Services, Franchisor may impose upon Franchisee, among other things, different financial, qualification, training, fee structure, and other terms from those with respect to Franchisee's provision of General Clerical Employment Services and General Light Industrial Employment Services. Franchisee shall not offer any Special Services (or individual Special Services) unless and until Franchisee has obtained Franchisor's prior written approval. If Franchisee rejects or fails to accept Franchisor's offer to provide Special Services, then Franchisee agrees that Franchisor may provide, or license others to provide, Special Services within the Territory under the Marks or otherwise. The provisions of this Section 3.5 shall not apply to Special Services under marks other than the Marks, which Special Services Franchisor shall have the right to offer, or to license others to offer, anywhere, including within the Territory.

                              4. TERM AND RENEWAL.

      4.1. INITIAL TERM. The Initial Term shall commence on the Effective Date and, unless terminated sooner pursuant to the provisions of this Agreement, shall expire on the fifteenth (15th ) anniversary of the Effective Date.

      4.2. RENEWAL TERMS - FRANCHISEE'S OPTION. Subject to the conditions of this Section 4, so long as Franchisee has complied to Franchisor's satisfaction with this Agreement throughout the Initial Term, and is in full compliance with this Agreement when the Initial Term expires, Franchisee shall have the option to enter into a Renewal Agreement. Franchisee's option to enter into a Renewal Agreement shall be contingent upon: (a) Franchisee's execution of general releases, in form satisfactory to Franchisor, of all claims against Franchisor and its Affiliates and each of their respective successors, assigns, officers, directors, employees and agents; (b) execution of personal guarantees and acknowledgements of the obligations contained in this Agreement by shareholders or equity owners of Franchisee, in form satisfactory to Franchisor; and (c) Franchisee's compliance with and satisfactory completion of Franchisor's then-current qualification and training requirements and standards for new franchisees under the System. The terms of the Renewal Agreement, including, without limitation, the financial terms and conditions which provide for the compensation to both Franchisor and Franchisee, shall be the same as the terms set forth in Franchisor's then-current form of franchise agreement for a new Remedy franchise, except that, under the Renewal Agreement, (i) the provisions applicable to further renewals shall not apply, (ii) no initial or renewal franchise fee shall be charged the Franchisee, and (iii) the Territory shall remain the same.

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      4.3. RENEWAL TERMS - PROCEDURES. Franchisee shall notify Franchisor in writing of its desire to enter into a Renewal Agreement no earlier than three hundred sixty (360) days and no later than two hundred seventy (270) days prior to the expiration of the Initial Term. Time is of the essence. Franchisee's failure to provide such written notice within the specified time limitations shall constitute Franchisee's election not to enter into a Renewal Agreement.

            4.3.1. FRANCHISOR'S RESPONSIBILITIES. Upon receipt of Franchisee's notice, Franchisor shall determine whether Franchisee has complied and is in compliance with this Agreement, and all other agreements between Franchisee and Franchisor and its Affiliates, to Franchisor's satisfaction. If so, Franchisor shall then deliver to Franchisee (a) a Renewal Agreement (which may consist of a standard franchise agreement, together with a renewal addendum); (b) general release forms; (c) personal guarantee and acknowledgement forms; and (d) any ancillary agreements and documents then customarily used by Franchisor in granting Remedy franchises of the same or similar type granted by this Agreement.

            4.3.2. FRANCHISEE'S RESPONSIBILITIES. Franchisee shall execute or have executed the agreements, releases, and guarantees and acknowledgements described in Section 4.3.1 and deliver the executed documents to the Franchisor within thirty (30) days of Franchisee's receipt thereof. Franchisee's failure to execute and deliver the agreements, releases, and guarantees and acknowledgements within such thirty (30) day period shall constitute Franchisee's election not to enter into a Renewal Agreement.

      4.4. NO RENEWAL AGREEMENT. In the event that Franchisee does not enter into a Renewal Agreement, Franchisee shall comply with all provisions of this Agreement that apply upon expiration, including, without limitation, the provisions of Sections 13.2 and 24 hereof.

                                    5. FEES.

      5.1. INITIAL FRANCHISE FEE. Upon execution of this Agreement, Franchisee shall pay Franchisor the Initial Franchise Fee. Except as provided in Section
7.3 below, the Initial Franchise Fee shall be non-refundable in consideration of administrative and other expenses incurred by Franchisor in granting this franchise and for Franchisor's lost or deferred opportunity to franchise others.

      5.2. FRANCHISEE'S SHARE, UNCOLLECTIBLE AMOUNTS, AND COLLECTION EXPENSES. Following the end of each Accounting Period, Franchisee's Share shall be the sum of (i) Adjusted Gross Margin Dollars, (ii) Direct-Hire Billings, (iii) Subcontractor Profit, and (iv) Temporary-to-Hire Conversion Fees less the following amounts:

            (i)   The Franchisor's Share;

            (ii)  The Technology Fee;

            (iii) All Uncollectible Amounts (plus interest as provided in
                  Section 5.4 below) under the Credit Limit (as defined in
                  Section 8.2.2) on a pro-rata basis in
                  accordance with Franchisee's Split, and all Uncollectible Amounts (plus interest as provided in Section 5.4 below) over the Credit Limit in total;

            (iv) Franchisee's share of all legal and other out-of-pocket collection expenses incurred by Franchisor related to the Franchised Business billings;

            (v)   the Brand Development Fund contribution as set forth in
                  Section 18 below; and

            (vi) at Franchisor's discretion, any other amounts owed by Franchisee to Franchisor or any of its Affiliates under this Agreement or otherwise.

      The amounts described above are owed by Franchisee to Franchisor. To the extent that any payments are received from a customer during the Accounting Period on account of receivables previously deemed Uncollectible Amounts, Franchisee's Share shall be increased accordingly, and such payments shall be applied first to all Uncollectible Amounts for such customer up to and including the Credit Limit, and then to all Uncollectible Amounts for such customer over the Credit Limit.

      5.3. PAYMENT OF FRANCHISEE'S SHARE. As long as this Agreement remains in effect and Franchisee is not in default hereunder, Franchisor will pay to Franchisee Franchisee's Share within fifteen (15) days after the end of each Accounting Period.

      5.4. LATE PAYMENTS. If any amount payable by Franchisee, or a customer serviced by the Franchised Business, to Franchisor or any Affiliate of Franchisor under this Agreement or otherwise is not paid within sixty (60) days after due, Franchisor shall be entitled, in addition to the amount due, to payment of an amount equal to the lesser of one and one-half percent (1.5%) per month of the late payment from the date due until paid or the maximum rate allowable under applicable law. This provision is neither an agreement by Franchisor to accept any late payment nor a commitment by Franchisor to extend credit or otherwise finance any aspect of the Franchised Business, and shall not be construed as such.

      5.5. APPLICATION OF PAYMENTS. Franchisor shall have the right to apply any payment(s) received from Franchisee to any amount(s) owed Franchisor or Franchisor's Affiliates by Franchisee under this Agreement or otherwise regardless of Franchisee's designation as to application of such payment(s).

      5.6. CALCULATION OF FRANCHISOR'S SHARE AND FRANCHISEE'S SHARE. Franchisor's Share and Franchisee's Share shall be calculated in accordance with the Gross Margin Schedule. The dollar amounts in the Gross Margin Schedule, the amount of the Technology Fee, the $1,000 annual limit on additional software system fees set forth in Section 5.8, and the amount of the Screening Software fee set forth in Section 5.10 shall be adjusted annually, in January of each calendar year of this Agreement, beginning in January 2007, based on the United States ECI (employment cost index) published by the United States Department of Labor, Bureau of Labor Statistics (All Industries, June 1989=100).

            5.6.1. DETERMINATION OF ADJUSTED GROSS MARGIN DOLLARS. The Franchisor's Split and Franchisee's Split at the end of each Accounting Period shall be determined according to the Gross Margin Schedule by applying the sum of (1) the total Adjusted Gross Margin Dollars earned during that Accounting Period; plus (2) the total Adjusted Gross Margin Dollars earned during all previous Accounting Periods (if any) during the same Calculation Year (the "CUMULATIVE GROSS MARGIN CALCULATION").

      The initial Franchisor's Split during Franchisee's first Calculation Year will be forty percent (40%), and the initial Franchisee's Split during Franchisee's first Calculation Year will be sixty percent (60%), until such time that the Cumulative Gross Margin Calculation during such Calculation Year warrants a change to a different tier ("TIER") of the Gross Margin Schedule granting Franchisor and Franchisee a different split percentage of Adjusted Gross Margin Dollars. Commencing in the first Accounting Period of Franchisee's second Calculation Year, and in the first Accounting Period of each subsequent Calculation Year, the Franchisor's Split and Franchisee's Split as of the end of the prior Calculation Year shall be the percentages of Adjusted Gross Margin Dollars used to begin each Calculation Year. Such percentage shall remain in effect during a Calculation Year until such time that the Cumulative Gross Margin Calculation during such Calculation Year warrants a change to a different Tier of the Gross Margin Schedule. Franchisee's Share payments for an Accounting Period will be cumulative for the Calculation Year, less any payments previously made to Franchisee for such Calculation Year.

      EXAMPLE 1

      For example, assuming, immediately following the tenth Accounting Period of a Calculation Year, Gross Temporary Employment Billings for the Calculation Year are $5,000,000, Temporary Employee Expenses are $3,900,000 and previous payments of Franchisee's Share for such Calculation Year equal $700,000. In this example, Adjusted Gross Margin Dollars equal $1,100,000, and Gross Margin Percentage equals 22%. The $1,100,000 amount falls in Tier 9 of the Gross Margin Schedule, which provides that Franchisee's Split will be 68% of Adjusted Gross Margin Dollars (or $748,000), and Franchisor's Split will be 32% of Adjusted Gross Margin Dollars (for a Franchisor's Share of $352,000). The tenth Accounting Period Payment to Franchisee for this Calculation Year would be $748,000 less (i) any adjustments pursuant to Section 5.2 or otherwise (assume $20,000 for this example) and (ii) $700,000 of previous payments of Franchisee's Share for such Calculation Year, which equals a Franchisee's Share payment during that Accounting Period of $28,000.

      Using the example above, if during the tenth Accounting Period, any Direct-Hire Billings, Temporary-to-Hire Conversion Fees or Subcontractor Profit from the Franchised Business were received, then Franchisor's Share would be increased by ten percent (10%) of any such Direct-Hire Billings and Temporary-to-Hire Conversion Fees, and by the applicable Franchisor's Split of the Subcontract Profit. Therefore, if during the tenth Accounting Period Direct-Hire Billings received were $25,000, and Subcontractor Profit received was $15,000, then Franchisor's Share would be increased by $2,500 (10% of $25,000) and $4,800 (32% of $15,000), for a total Franchisor's Share of $359,300, and Franchisee's Share would be increased by $22,500 (90% of $25,000) and $10,200 (or 68% of $15,000), for a total
Franchisee's Share of $60,700.

      5.6.2. FRANCHISEE SPLIT BONUS. If Franchisee's Gross Margin Percentage for a Calculation Year reaches certain levels as set forth in the chart below, Franchisee's Split shall be increased by the bonus percentage as set forth in the chart. For example, if Franchisee's Adjusted Gross Margin Dollars are in Tier 4 of the Gross Margin Schedule, entitling Franchisee to a Franchisee Split of 63%, and if the Gross Margin Percentage is 27%, then Franchisee's Split shall be increased according to the bonus chart below by 2%, for a total Franchisee Split of 65%. Notwithstanding the foregoing, or anything herein to the contrary, under no circumstances shall Franchisee's Split be greater than seventy percent (70%).

GROSS MARGIN
 PERCENTAGE             BONUS ON FRANCHISEE'S SPLIT
    23%                             1%
    27%                             2%
    31%                             3%

            5.6.3. GROSS MARGIN FLOOR. Notwithstanding anything herein to the contrary (except with respect to Strategic National Accounts described in Section 5.6.4 below), Franchisor's Share shall be calculated in the Gross Margin Schedule using the actual Gross Margin Percentage, so long as the Gross Margin Percentage is equal to or greater than the Gross Margin Floor. If the Gross Margin Percentage is less than the Gross Margin Floor, then the Gross Margin Floor shall be used for purposes of calculating Franchisor's Share, and Franchisee's Share will be calculated by subtracting Franchisor's Share (calculated using the Gross Margin Floor), and the amounts set forth in Section
5.2 above, from Adjusted Gross Margin Dollars.

      EXAMPLE 2

      For example, assuming Gross Billings for the Calculation Year are $5,000,000 and Temporary Employee Expenses are $4,200,000, then Adjusted Gross Margin Dollars equal $800,000, and Gross Margin Percentage equals 16% (i.e., less than the Gross Margin Floor of 21%). The $800,000 amount falls in Tier 6 of the Gross Margin Schedule, which provides that Franchisor's Split will be 35% of Adjusted Gross Margin Dollars, for a Franchisor's Share of $280,000. However, because the Gross Margin Percentage is less than the Gross Margin Floor, Franchisor's Share will be calculated using the Gross Margin Floor (21% of Gross Billings of $5,000,000 or $1,050,000). Therefore, applying the Tier 6 Franchisor's Split of 35%, Franchisor's Share will be $367,500. Franchisee's Share then will be calculated by deducting, among other things (as described in Section 5.2), Franchisor's Share ($367,500) from the actual Adjusted Gross Margin Dollars of $800,000. The amount to be paid to Franchisee shall be as described in Section 5.6.1 above.

            5.6.4. STRATEGIC NATIONAL ACCOUNT CUSTOMERS. All Adjusted Gross Margin Dollars attributable to Strategic National Account Customers will be included in the determination of the applicable Tier of the Gross Margin Schedule. For all Gross Billings attributable to Strategic National Account Customers, if including such amounts with respect to the Strategic National Account Customer would have the effect of lowering Franchisee's cumulative Gross Margin Percentage, such amounts will not be included in calculating Franchisee's Gross Margin Percentage. If including such amounts would have the effect of raising Franchisee's cumulative Gross Margin Percentage, or not changing Franchisee's cumulative Gross Margin Percentage, then such amounts shall be included in calculating Franchisee's Gross Margin Percentage.

      5.7. AGGREGATION OF ADJUSTED GROSS MARGIN DOLLARS OF OTHER BUSINESSES. The cumulative amount of Adjusted Gross Margin Dollars for purposes of this Section shall be the aggregate of such amounts for the Franchised Business and other Remedy Temporary Employment services businesses owned by Franchisee, if any, provided that, if Franchisee is a partnership, a corporation, or limited liability company, all of the partners, shareholders, or members, as applicable, of such other franchises must constitute all of the partners, shareholders, or members of Franchisee under this Agreement.

      5.8. TECHNOLOGY FEE. Franchisee shall be required to pay the Technology Fee to Franchisor each Accounting Period. The Technology Fee shall be used to compensate Franchisor for providing the Software updates and support as further described in Section 21.2 below. The Technology Fee shall be deducted from Franchisee's Share in accordance with Section 5.2. In addition, if Franchisor purchases or develops additional software systems for use in connection with the Franchised Business, Franchisor may charge, and Franchisee shall be required to pay, an additional fee for such systems; provided, however, that during the Initial Term, additional fees for such systems shall be limited to a total of One Thousand Dollars ($1,000) during each Calculation Year.

      5.9. ALLOCATION OF CERTAIN TEMPORARY EMPLOYEE EXPENSES. Franchisee understands and agrees that Franchisor may (but shall not be obligated to) maintain a blanket policy of workers' compensation insurance covering Temporary Employees furnished by the Franchised Business, Temporary Employees furnished by other Remedy Temporary Employment services businesses, and/or other Non-Mark Businesses. Franchisor shall have the right to allocate to Franchisee a portion of the premiums for such insurance in Franchisor's sole discretion, based on the workers' compensation claims history of Temporary Employees furnished by the Franchised Business during the term of this Agreement in relation to the workers' compensation claims history of Temporary Employees furnished by other Remedy Temporary Employment services businesses or other Non-Mark Businesses covered by such blanket policy of insurance. Franchisor may similarly allocate state unemployment insurance premiums in its sole discretion, based on unemployment claim experience of Temporary Employees furnished by the Franchised Business during the term of this Agreement in relation to such claims from other Remedy Temporary Employment services businesses or other Non-Mark Businesses in the state in which the Territory is situated.

      5.10. SCREENING SOFTWARE. If Franchisee offers General Clerical Employment Services from the Franchised Business, Franchisee will be required to obtain access to the Remedy employee-screening software (the "SCREENING SOFTWARE"). The fees for access to the Screening Software will include a one-time initial fee and an annual license fee, in each case, at the then-current rate. Franchisee shall be required to pay separate Screening Software initial license fees and annual license fees for each Location operated by the Franchised Business. If Franchisee offers General Light Industrial Employment Services from the Franchised Business, and if Franchisor elects to require employee-screening software in connection with General Light Industrial Employment Services, Franchisee may be required to obtain access to such software and pay fees (in addition to the fees described above with respect to the Screening Software) associated therewith.

                    6. COMMENCEMENT AS A REMEDY FRANCHISEE.

      6.1. TIME LIMITATIONS. Within ninety (90) days after the Effective Date, Franchisee shall:

            (i) Furnish and equip office space and facilities for the Franchised Business which satisfy Franchisor's specifications;

            (ii) Cause staff who will perform tasks in connection with the Franchised Business to satisfactorily complete the initial training program described in Section 7;

            (iii) Obtain all required licenses and insurance policies; and

            (iv) Take all other actions necessary to commence operating the Franchised Business.

      6.2. FRANCHISOR'S APPROVAL TO COMMENCE OPERATIONS. Franchisee shall not conduct the Franchised Business or otherwise operate as a Remedy franchise until Franchisee has complied with Sections 6 and 7 of this Agreement to Franchisor's satisfaction.

                                  7. TRAINING.

      7.1. INITIAL AND CONTINUING TRAINING.

            7.1.1. Franchisor shall furnish for Franchisee and the Manager, an initial ten (10) day training program covering topics in the management of the Franchised Business which may include, but are not limited to, the sales, service and operations of a franchised office. Franchisee shall be responsible for all personal and employee salaries, other compensation, expenses and other costs, including but not limited to, travel and living expenses associated with attendance or participation in the initial training program. The training shall include extensive classes in all aspects of the Franchised Business, and shall take place at Franchisor's corporate headquarters, or such other location or additional places as may be designated by Franchisor.

            7.1.2. After the initial training program, Franchisee will provide continuing training to its employees at its cost to ensure that Franchisee's employees can satisfactorily operate under the System.

      7.2. COMPLETION OF TRAINING; ADDITIONAL EVALUATION. Franchisee and Manager shall, as a condition subsequent to this Agreement, complete Franchisor's training program to Franchisor's sole subjective satisfaction, exercised in good faith. During the initial training program, Franchisor shall have the right to evaluate Franchisee's and Manager's fitness to operate the Franchised Business. The parties hereby expressly recognize and acknowledge that only Franchisor is capable of making this judgment due to its unique experience and knowledge of the business methods involved in the operations of the Franchised Business.

      7.3. FAILURE TO COMPLETE TRAINING/EVALUATION. Upon Franchisor's good faith determination that Franchisee lacks fitness to operate as a franchisee, or has failed to satisfactorily complete the training program, Franchisor shall provide written notice of such determination to Franchisee and Franchisor may, in its sole discretion, elect to terminate this Agreement, and refund to Franchisee the amount of the Initial Franchise Fee paid to Franchisor, less a non-refundable training fee of Seven Thousand Five Hundred Dollars ($7,500.00).

      7.4. TRAINING MATERIALS. Franchisor shall make available to Franchisee from time to time, at Franchisor's expense, certain training and related materials for use in the operation of the Franchised Business. If Franchisee prepares or proposes to prepare any training or related materials for use in connection with the Franchised Business (whether for colleagues, associates, customers or otherwise), Franchisee shall submit samples of such materials to Franchisor for Franchisor's review and prior written approval. Franchisee shall not use any such materials without obtaining Franchisor's prior written approval. Once approved by Franchisor, any training and related materials shall become and remain the sole property of Franchisor, and must be used at all times in the form and manner as Franchisor may specify.

      7.5. NATIONAL BUSINESS CONFERENCE. Franchisor, at its sole discretion, may sponsor a National Business Conference and may require the attendance of the Franchisee and/or the Manager. The National Business Conference will be designed to provide further training, and provide information and facilitate discussions, on topics of interest to franchisees and will be of a one (1) to four (4) day duration. Franchisee shall be responsible for all personal and employee salaries and other compensation, and other costs and expenses, including, but not limited to, travel and living expenses, in connection with attendance at or participation in such National Business Conference.

           8. EMPLOYMENT, BILLING, COLLECTION AND PAYMENT OF TEMPORARY
                               EMPLOYEE EXPENSES.

      8.1. FRANCHISOR'S OBLIGATIONS.

            8.1.1. EMPLOYMENT OF TEMPORARY EMPLOYEES. Temporary Employees provided by the Franchised Business shall be employees of Franchisor, and Franchisor shall pay all Temporary Employee Expenses. Franchisee understands that all such Temporary Employee Expenses will be deducted from Gross Temporary Employment Billings to calculate Adjusted Gross Margin Dollars.

            8.1.2. BILLINGS AND COLLECTIONS. Franchisor shall bill customers, and collect all payments made by customers, for all Direct-Hire Employment and Temporary Employment placement services, including pre-employment testing and other services, provided by the Franchised Business (including all Temporary-to-Hire Conversion Fees). Franchisee shall not bill or collect any amounts from customers, but shall, at Franchisor's direction, actively assist and cooperate with Franchisor in Franchisor's billing and collections efforts. Franchisor shall endeavor in good faith to collect all billings made by Franchisor to customers of the Franchised Business. The payments and accounts receivable that arise from all Direct-Hire Employee and Temporary Employee placement services provided by the Franchised Business shall be the property of Franchisor.

      8.2. FRANCHISEE'S OBLIGATIONS.

            8.2.1. TEMPORARY EMPLOYEES. Franchisee shall exercise its best efforts to recruit, screen, interview, test, hire, train, indoctrinate, assign, place and dispatch Temporary Employees on behalf of Franchisor in strict compliance with all applicable local, state, and federal law, including, without limitation, all laws related to employment discrimination, and in compliance with Franchisor's policies and procedures. Prior to placement of any Temporary Employee through the Franchised Business, Franchisee shall obtain from such Temporary Employee a current application and required documentation for employment in a form satisfactory to Franchisor. Franchisee shall maintain the original application and required documentation in its files in accordance with retention policies as may be prescribed by Franchisor from time to time and shall promptly provide Franchisor with a copy of such application and required documentation on request. Without the prior written consent of Franchisor, Franchisee shall not use Temporary Employees to operate Franchisee's business. Franchisee shall be subject to the indemnification provisions of Section 12 hereof for any failure by Franchisee to comply with applicable employment law, or with Franchisor's employment policies and procedures.

8.2.2. CREDIT POLICIES. Franchisee shall adhere to all credit policies and practices that may be recommended by Franchisor from time to time. Franchisor reserves the right to review the creditworthiness of any new customer and to set credit limitations for customers (a "CREDIT LIMIT"). Franchisee shall not provide services to customers deemed uncreditworthy or customers whose accounts Franchisor has deemed delinquent and shall not extend credit to any customer in any amount exceeding the Credit Limit set by Franchisor for such customer. All Uncollectible Amounts up to and including the Credit Limit shall be allocated pro-rata among Franchisor and Franchisee in accordance with applicable Franchisor's Split and Franchisee's Split. In the event that Franchisor incurs collection expenses or any other losses or Uncollectible Amounts in connection with any customer or account for which Franchisee has failed to adhere to Franchisor's credit policies and practices and/or exceeded the Credit Limit, Franchisor shall be entitled to deduct all such expenses, losses or Uncollectible Amounts solely from Franchisee's Share pursuant to Section 5.2. In addition, all of Franchisee's owners required by Franchisor to execute the Guaranty, Indemnification and Acknowledgment attached hereto as Exhibit E shall be personally and individually responsible for all losses or Uncollectible Amounts beyond the Credit Limit.

            8.2.3. WORKERS' COMPENSATION RISK POLICIES. Franchisee shall adhere to all workers' compensation risk minimization policies that may be recommended by Franchisor from time to time. Franchisee shall investigate the nature of work for which Temporary Employees are provided and shall refrain from providing Temporary Employees to any customer which, in Franchisor's opinion, involves an excessive risk of workers' compensation claims.

            8.2.4. TRANSMITTAL OF PAYMENTS. Franchisee shall immediately forward to Franchisor, without any deduction of any kind, any payment received by Franchisee from customers on account of billings made by Franchisor.

      8.3. NATURE OF COLLECTIONS RELATIONSHIP. Franchisor shall endeavor in good faith to collect all billings made by Franchisor for accounts of the Franchised Business, but Franchisor is not an agent, legal representative, joint venturer, partner, employee or servant of Franchisee and shall not be a fiduciary of Franchisee by reason of the billing and collection arrangements described in this Agreement or the provision of any advice or guidance to Franchisee. Franchisor shall not be obligated to commence any legal proceeding against any customer, and shall not be responsible to Franchisee for any uncollected receivables unless due to its gross negligence or willful malfeasance.

              9. ADDITIONAL SERVICES TO BE PROVIDED BY FRANCHISOR.

      9.1. OPENING PUBLICITY. Franchisor shall provide Franchisee with information and materials with which Franchisee shall conduct a direct mail advertising campaign to at least five hundred (500) businesses prior to and upon commencement of the Franchised Business and an opening press release.

      9.2. MANAGEMENT ASSISTANCE. Franchisor shall provide the services of a Franchisor representative or another franchisee authorized by Franchisor to assist Franchisee in learning to manage the Franchised Business for a period of approximately five (5) days within the sixty (60) days following commencement of operations of the Franchised Business. In order to prevent dissemination of the Confidential Information, absent written approval from Franchisor, Franchisee is prohibited from retaining outside operations and marketing consultants, other than legal and accounting counsel.

      9.3. GUIDANCE BY FRANCHISOR. Franchisor, at its sole discretion, may require Franchisee to provide operating, accounting, and other reports, and may conduct inspections or authorize its representatives to conduct inspections of the Franchised Business operations and records. Franchisor shall review such reports and/or inspections and, on the basis thereof, may provide guidance with respect to (a) management and operation of the Franchised Business; (b) advertising standards and marketing methods; (c) operating procedures used by Remedy franchisees; (d) acquisition of supplies, insurance and other products and services; (e) administrative, bookkeeping, accounting and general operating and management procedures; (f) employee training; (g) use of the Software; and
(h) such other matters as Franchisor deems necessary, appropriate or advisable. Franchisor may furnish guidance through Franchisor's confidential Remedy Operating Manual, bulletins, written correspondence, meetings, or personal consultations with Franchisee. Upon Franchisee's reasonable request, Franchisor may furnish additional guidance with respect to the operation of the Franchised Business. Franchisor shall in no case be considered an agent, consultant or advisor of Franchisee by reason of any guidance provided to Franchisee, and no such guidance will be deemed a representation or warranty as to the future or potential business success of the Franchised Business.

      9.4. ACQUISITION OF GOODS AND SERVICES. Franchisor shall assist Franchisee in identifying sources of certain goods and/or services that Franchisee may use in connection with the operation of the Franchised Business.

      9.5. REMEDY OPERATING MANUAL.

            9.5.1. CONFIDENTIAL NATURE. Franchisor's confidential Remedy Operating Manual contains Confidential Information related to the operation of Franchisor's business, the Franchised Business, and other Remedy franchisees, and Franchisee is strictly prohibited from (a) disclosing the Remedy Operating Manual or any part thereof to any person or entity other than Franchisee's employees or (b) using the Remedy Operating Manual or any part thereof for any purpose other than in connection with operating the Franchised Business, in each case without Franchisor's prior express written consent. Any such disclosure or use shall be deemed to constitute a material breach of this Agreement and shall constitute cause to exercise any remedies for breach of this Agreement by Franchisee, including without limitation, termination of this Agreement by the Franchisor pursuant to Section 23.2 of this Agreement.

            9.5.2. CONTENTS. The Remedy Operating Manual contains mandatory specifications, standards and operating procedures prescribed from time to time by Franchisor for Remedy franchisees and information concerning other obligations of Franchisee and the operation of the Franchised Business. The Remedy Operating Manual may also contain recommended specifications, standards and procedures.

            9.5.3. MODIFICATION BY FRANCHISOR. Franchisor shall have the right, in its sole discretion, to modify the Remedy Operating Manual from time to time to reflect changes in the various attributes associated with or constituting part of the System including, without limitation, image, methods, standards, specifications and procedures.

            9.5.4. STRICT COMPLIANCE BY FRANCHISEE. Franchisee expressly agrees to conduct the Franchised Business in strict compliance with the specifications, standards and operating procedures established by Franchisor and incorporated in the Remedy Operating Manual, as modified by Franchisor from time to time. Franchisor may deduct a fee for reimbursement of expenses from Franchisee's Share for any failure to strictly comply with the Remedy Operating Manual in order to compensate Franchisor for investigating and remedying any such non-compliance.

                                   10. MARKS.

      10.1. OWNERSHIP. Franchisee acknowledges that Franchisee's right to use the Marks is derived solely from this Agreement and is limited to the conduct of business by Franchisee pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Franchisor from time to time. This Agreement confers no goodwill or other interest in the Marks other than the non-exclusive right to use them in connection with the Franchised Business for the duration of this Agreement. Franchisee acknowledges and agrees that all goodwill resulting from Franchisee's use of the Marks shall inure exclusively to Franchisor's benefit. Franchisee shall not sub-franchise, sub-license or otherwise authorize any other person to use the Marks. In the event that Franchisor authorizes and licenses Franchisee to use other trademarks, service marks, trade names, logotypes, or other commercial symbols during the duration of this Agreement, all provisions of this Agreement which apply to the Marks shall apply equally to all such additional marks and symbols.

      10.2. USE. Franchisee shall only use the Marks to identify the Franchised Business. Franchisee shall prominently display the Marks on stationery, products, invoices, and materials and in connection with advertising and marketing of the Franchised Business pursuant to the specifications, standards and operating procedures set forth in the Remedy Operating Manual.

            In order to protect the goodwill and reputation associated with the Marks, Franchisee further covenants and agrees as follows:

            (a) A reasonable number of samples of all uses of the Marks shall be submitted to Franchisor for its review at any time upon Franchisor's reasonable request therefor.

            (b) Franchisee's use of the Marks shall not reflect adversely upon the good name of Franchisor or upon the goodwill and reputation associated with the Marks.

            (c) Franchisee acknowledges that the goodwill of the Marks is dependent on exceptional customer service. Therefore, Franchisee agrees to use all commercially reasonable efforts to provide customer service at all locations of the Franchised Business at a level of quality commensurate with the brand standards of the System.

      10.3. PROHIBITED USES. Franchisee shall not use the Marks as part of any corporate or trade name or with any prefix, suffix, or modifying words, terms, designs, or symbols other than logos authorized for use by Franchisee under this Agreement. Franchisee shall not use the Marks in any modified form, in connection with performance of any unauthorized services, or in any other manner, unless expressly authorized in writing by Franchisor. Franchisee shall not use any of the Marks in signing any contract, check, purchase agreement, negotiable instrument or other legal obligation, application for any license or permit, or in any manner that may result in liability of Franchisor for any debt or obligation of Franchisee whatsoever.

      10.4. NOTICES. Franchisee shall immediately notify Franchisor of any apparent infringement of or challenge to Franchisee's use of the Marks, or claim by any person of any rights in the Marks, and Franchisee shall not communicate with any person other than Franchisor and Franchisor's counsel in connection with any such infringement, challenge, or claim. Franchisee shall obtain such fictitious or assumed name registrations as applicable law requires

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and shall file statements of abandonment of use of such fictitious or assumed names as applicable law requires, or when it becomes appropriate to do so, or as Franchisor may request.

      10.5. CONTROL OF PROCEEDINGS. Whereas the license to the Marks granted under this Agreement is non-exclusive, Franchisor retains sole discretion to take or refrain from taking any action in connection with any possible or actual infringement, challenge or claim described in this Section 10. Franchisor retains the exclusive right to control any litigation, Patent and Trademark Office or other proceeding that in any way relates to any of the Marks.

      10.6. DISCONTINUANCE OF USE. If it becomes advisable at any time, in Franchisor's sole discretion, for Franchisor to modify or discontinue use of any or all of the Marks, and/or use one or more additional or substitute trademarks, service marks, trade names, logotypes, or other commercial symbols, Franchisee shall comply with Franchisor's directions to modify or otherwise discontinue use of such Marks within such reasonable time, and pursuant to such directions, that Franchisor specifies to Franchisee in writing. Franchisor shall have no liability or obligation whatsoever with respect to Franchisee's modification or discontinuance of any Mark, or the costs associated with changing any materials in connection with such modification or discontinuance.

      10.7. INDEMNIFICATION. So long as Franchisee's use of the Marks complies with the terms of this Agreement, including, without limitation, this Section 10 and the Remedy Operating Manual, Franchisor shall indemnify Franchisee against and reimburse Franchisee for all damages for which Franchisee is held liable in any proceeding arising from Franchisee's use of the Marks and for all costs that Franchisee reasonably incurs in defense of any such claim against Franchisee or in any such proceeding in which Franchisee is named as a party, provided Franchisor receives timely written notice of any such claim from Franchisee, has the right to fully control the defense, settlement or compromise of any such claim and receives Franchisee's full cooperation in such defense.

                                 11. RELATIONS.

      11.1. NATURE OF RELATIONSHIP. Franchisor and Franchisee are independent businesses and/or businesspersons, have dealt at arm's length in entering into this Agreement, and will continue to deal at arms length as independent contractors for the duration of this Agreement. Franchisor and Franchisee shall have no agency, joint venture, employer-employee, partnership, fiduciary, or other special relationship. Franchisee acknowledges that Franchisee is responsible for its own employees, and that each of its employees shall be its own and shall not be employees of Franchisor or any of Franchisor's Affiliates. Franchisee hereby acknowledges and agrees that it will not, and has no authority to, enter into any agreement on behalf of Franchisor or otherwise obligate or bind Franchisor.

      11.2. IDENTIFICATION. In all transactions and communications with customers, patrons, suppliers, public officials and Franchisee's employees and colleagues, Franchisee shall conspicuously identify itself as the operator of the Franchised Business under a franchise from Franchisor. Franchisee shall place such other notices of independent ownership on forms, business cards, stationery, advertising, email signatures, and other materials as Franchisor may from time to time require.

      11.3. OBLIGATIONS. Except as this Agreement expressly authorizes, neither Franchisee nor Franchisor shall make any express or implied agreement, warranty, guaranty or representation or incur any debt, in the name of or on behalf of the other. Without limiting the generality of the foregoing, neither Franchisee nor any of its employees may execute any contract, agreement or other instrument on behalf of, or otherwise purport to enter into on behalf of, or bind or purport to bind Franchisor or any of its Affiliates. Neither Franchisee nor Franchisor shall have any obligation or liability under any agreement, representation, or warranty made by the other that is not expressly authorized by this Agreement. Franchisor shall have no obligation for any costs, expenses, liabilities, damages to any property, person or party that arises directly or indirectly from the Franchised Business (other than as provided in Section 10.7) whether or not caused by Franchisee's negligent or willful action or failure to act. Franchisor shall have no liability for any sales, use, occupation, excise, gross receipts, income, property, license, or other fees or taxes, whether levied upon Franchisee, the Franchised Business, or Franchisee's property, or upon Franchisor, in connection with services rendered or activities or business conducted by Franchisee or payments to Franchisor pursuant to this Agreement.

                              12. INDEMNIFICATION.

      12.1. INDEMNIFICATION. Franchisee shall indemnify, defend and hold Franchisor and its Affiliates, and each of their respective shareholders, directors, officers, employees, agents, attorneys, successors in interest and assignees harmless against and promptly reimburse them for, any and all loss, damages, liability, costs, expenses, fees (including attorneys' fees) and incurred by any of them as a result of any violation or breach of this Agreement, or failure to comply with the Remedy Operating Manual and its other policies and procedures, or any statute, law, rule, regulation or ordinance by, or any act of omission or commission on the part of, Franchisee, or any of its owners, agents, servants or employees, and from all claims, demands, losses, costs, fees (including attorneys' fees), damages (including consequential and punitive damages), suits, judgments, penalties, expenses and liabilities of any kind or nature whatsoever arising directly or indirectly out of or in connection with the Franchised Business as a result of any such violation, breach, failure, or act of omission or commission by Franchisee, or any of its owners, agents, servants, or employees. Franchisor shall have the right to defend any such claim against Franchisor at Franchisee's expense. This indemnity shall continue in full force and effect after and regardless of this Agreement's expiration, termination or assignment.

      12.2. CONSEQUENTIAL AND OTHER DAMAGES. Notwithstanding any provision to the contrary, in no event shall Franchisor be liable for any liabilities, losses, or damages, including, without limitation, special, direct, punitive, or consequential damages or loss of use, revenue, or profits, in connection with or arising out of this Agreement whether in an action for or arising out of breach of contract, tort, or any other cause of action.

                          13. CONFIDENTIAL INFORMATION.

      Franchisee agrees that all Confidential Information are and will remain confidential and the proprietary property of Franchisor. Upon expiration or termination of this Agreement for any reason, and as a condition precedent to receiving payment of any sums due from Franchisor upon such expiration or termination, Franchisee shall immediately return to Franchisor all material containing Confidential Information.

      13.1. LIMITS ON USE. Franchisee acknowledges and agrees that ownership of all right, title and interest in the Confidential Information is and shall remain vested solely in Franchisor and Franchisee disclaims any right or interest therein or the goodwill derived therefrom. Franchisee shall acquire no interest in the Confidential Information other than the right to use it in developing and conducting the Franchised Business during the term of this Agreement. Franchisee shall not challenge or contest the right, title or interest of Franchisor in and to the Confidential Information. Franchisee's duplication or use of the Confidential Information for any other purpose shall constitute an unfair method of competition. Franchisee shall:

            (i) not use, or assist another in using, the Confidential Information in any business or other endeavor other than in connection with the Franchised Business;

            (ii) maintain absolute confidentiality of the Confidential Information during and after this Agreement's term;

            (iii) make no unauthorized copy of any portion of the Confidential
                  Information, including, without limitation, the Remedy Operating Manual, bulletins, supplements, confidential correspondence, or other confidential communications, whether written or oral; and

            (iv) implement, maintain, and diligently utilize all reasonable procedures prescribed from time to time by Franchisor to prevent unauthorized use and disclosure of the Confidential Information, including, without limitation, restrictions on disclosure to employees and use of non-disclosure and non-competition provisions as Franchisor prescribes in employment agreements with employees who may have access to the Confidential Information. Promptly upon Franchisor's request, Franchisee shall deliver executed copies of such agreements to Franchisor.

      13.2. NONCOMPETITION; NONSOLICITATION. Franchisee's acknowledgements, covenants and promises contained in this Section 13.2 are a significant element of the consideration for which Franchisor grants the rights in this Agreement to Franchisee, and Franchisor has entered into this Agreement in reliance upon such acknowledgements, covenants and promises.

            13.2.1. FRANCHISEE'S COVENANT NOT TO COMPETE DURING TERM OF AGREEMENT. Franchisee recognizes that Franchisor's Confidential Information is the underpinning of Franchisor's business, and protection of the Confidential Information is a matter of critical importance to Franchisor, and Franchisee acknowledges Franchisor's need to protect the Confidential Information against unauthorized use or disclosure as well as Franchisor's simultaneous need to encourage free exchange of ideas and information among Remedy franchisees. In addition, Franchisee acknowledges it will acquire significant knowledge and information concerning the business of Franchisor and that such business is very competitive. Competition by Franchisee with Franchisor's business during the term of, and after the expiration or termination of, this Agreement would severely injure Franchisor's business and impair the goodwill created by Franchisor. During the term of this Agreement, neither Franchisee, nor, as applicable, any shareholder, member or equity owner of Franchisee, nor any general partner, director, officer, manager, nor other key employee of Franchisee shall compete with the business of Franchisor by engaging, directly or indirectly in the Covered Business. For purposes of this Section 13.2.1 and
Section 13.2.5 below, "engaging, directly or indirectly, in" shall mean engaging or having an interest in, directly or indirectly, as a shareholder, member, owner, general partner, director, officer, manager, or employee, or otherwise participating in, or allowing their skill, knowledge or experience to be used in connection with, the operation, management or control of a business or enterprise engaged in any aspect of the Covered Business. Accordingly, Franchisee (and if Franchisee is a corporation, limited liability company, partnership or other entity, each of Franchisee's principal owners that Franchisor may request) shall execute the Guaranty, Indemnification and Acknowledgment attached hereto as Exhibit E. Franchisee further acknowledges that participation in a Covered Business by a spouse or immediate family member of Franchisee, any shareholder, member or equity owner, general partner, director, officer, manager, or other key employee of Franchisee, shall be a violation of the terms of this Agreement for which Franchisor shall have the right to immediately terminate this Agreement pursuant to Section 23.2.

            13.2.2. SOLICITATION OF CUSTOMERS. During the term of this Agreement and for a period of two (2) years thereafter, Franchisee shall not, without the prior written consent of Franchisor, within the Territory, either directly or indirectly (whether individually or through any entity as shareholder, member, equity owner, general partner, director, officer, manager, employee, consultant or otherwise, or by allowing Franchisee's skill, knowledge or experience to be used in connection with, the operation, management or control of such entity), solicit, divert or appropriate to any competing business, any person or entity which is, or was at any time a customer of the Franchised Business.

            13.2.3. SOLICITATION OF EMPLOYEES. During the term of this Agreement and for a period of two (2) years thereafter, Franchisee shall not, either directly or indirectly, on its own behalf or on the behalf of others (whether individually or through any entity as shareholder, member, equity owner, general partner, director, officer, manager, or other key employee), solicit, divert or hire away, or attempt to solicit, divert or hire away, any person employed, or who has been employed during the past twelve (12) months, by Franchisor, whether or not such employee is or was a full-time or temporary employee of Franchisor, whether or not such employment was pursuant to a written agreement and whether or not such employment was for a determined period or was at will; nor will Franchisee solicit, divert or hire away or attempt to solicit, divert or hire away to the Franchised Business or any competing business any such employee of any licensee or franchisee of Franchisor, without the prior written consent of such licensee or franchisee of Franchisor.

            13.2.4. EMPLOYEES' COVENANTS NOT TO COMPETE. Franchisee shall obtain from each of its employees within five (5) days after the date of this Agreement, or the date of employment of each employee, whichever is later, covenants and agreements not to compete, in a form provided or approved by Franchisor. Such covenants and agreements shall be for the benefit of and enforceable by Franchisor against the employee. In the event that Franchisee becomes aware of any actual or threatened violation of any such covenants and agreements by any of its employees, Franchisee shall promptly and fully advise Franchisor in writing of all related facts known to Franchisee. Franchisee may take action to prevent or stop any such violation as it deems appropriate, at its own expense, except that, it may not waive its rights or give any release without the express written consent of Franchisor. Franchisor may take action, or request that Franchisee take action, to prevent or stop any such violation. Franchisee will cooperate with Franchisor in all ways reasonably requested by Franchisor to prevent or stop any such violation, including, without limitation, instituting or permitting to be instituted in the name of Franchisee any demand, suit or action which Franchisor determines to be necessary or appropriate. If Franchisor makes any such demand, the suit or action will be maintained and prosecuted at the expense of Franchisor unless otherwise agreed.

            13.2.5. FRANCHISEE'S COVENANT NOT TO COMPETE FOLLOWING EXPIRATION OR TERMINATION. Notwithstanding any other provision of this Agreement, for a period of two (2) years after the assignment, expiration or termination of this Agreement (whether terminated by Franchisee or Franchisor or otherwise), neither Franchisee, nor, as applicable, any shareholder, member or equity owner of Franchisee, nor any general partner, director, officer, Manager, nor other key employee of Franchisee shall compete with the business of Franchisor by engaging, directly or indirectly, in the Covered Business in, or within 100 miles of, the Territory.

            13.2.6. EXCEPTIONS. The restrictions in this Section 13.2 shall not apply to ownership of securities traded on a nationally recognized stock exchange that constitute less than one percent (1%) of the shares of the class of securities issued and outstanding, or to the conduct of other franchised businesses pursuant to franchise agreements with Franchisor.

            14. MINIMUM PERFORMANCE STANDARDS AND OFFICE DEVELOPMENT
                                  REQUIREMENTS.

      14.1. MINIMUM PERFORMANCE STANDARDS. During each Calculation Year during the term of this Agreement, Franchisee's average Adjusted Gross Margin Dollars shall be not less than the Minimum Performance Standards.

      14.2. REMEDIES FOR FAILURE TO SATISFY MINIMUM PERFORMANCE STANDARDS. Franchisor shall determine Franchisee's compliance with the Minimum Performance Standards within ninety (90) days after the end of each Calculation Year. If Franchisee at any time fails to satisfy the Minimum Performance Standards, Franchisor shall have the option, exercisable at any time within ten (10) months after the end of the Calculation Year in which the Minimum Performance Standards are not satisfied, to (a) terminate this Agreement pursuant to Section 23.2; (b) itself operate a Remedy Temporary Employment services business within the Territory;
(c) grant a franchise to others to do so (in which event Franchisee shall have no right of first refusal with respect thereto); or (d) unilaterally modify the Franchise Agreement to eliminate or remove portions of the Territory or one or more General Approved Services, and shall be free to operate or license/franchise to a third party the right to operate a Remedy franchised business within the eliminated or removed portions of the Territory, and as to the eliminated or removed General Approved Services at any location within or outside the Territory. Franchisor shall exercise its option by providing written notice to Franchisee of its election to do so.

      14.3. OFFICE DEVELOPMENT REQUIREMENTS. Franchisee shall open the number of office Locations within the geographical areas specified, and by the designated time as set forth, on the office development requirements schedule attached hereto as Exhibit D. In addition to the other rights and remedies of Franchisor to address Franchisee's breach or default under this Agreement, in the event that Franchisee fails to open an office within such geographical area(s) by the designated time pursuant to Exhibit D, Franchisor shall have the right to unilaterally modify the Franchise Agreement to eliminate or remove portions of the Territory and shall be free to operate or license/franchise to a third party the right to operate a Remedy franchised business within the eliminated or removed area(s).

                       15. IMAGE AND OPERATING STANDARDS.

      15.1. SERVICES. Unless otherwise approved by Franchisor, Franchisee shall only offer General Approved Services (and only such individual Special Services as Franchisor may approve) within the Territory. Franchisee shall not, without Franchisor's written approval, offer any services or products in connection with the Franchised Business that are not General Approved Services (or such individual Special Services as Franchisor may approve) authorized by Franchisor.

      15.2. SPECIFICATIONS, STANDARDS AND PROCEDURES. Franchisee acknowledges that every detail of the Franchised Business's operation, appearance, supplies used, and services offered is critically important to Franchisor, other Remedy franchisees, and to customers of the Franchised Business. Absent written consent, Franchisee shall devote full time to development of the Franchised Business in accordance with Franchisor's standards. Franchisee shall comply with all mandatory specifications, standards and operating procedures, regardless of whether these appear in the Remedy Operating Manual, or are communicated to Franchisee in writing or by other means, relating, without limitation, to:

            (i)   conduct of Franchisee's employees;

            (ii) appearance and decor and standards of services and conduct of the Franchised Business;

            (iii) signage and advertising;

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

            (iv)  equipment;

            (v)   supplies and suppliers;

            (vi)  training and related materials;

            (vii) Computer System and Software;

           (viii) days and hours during which the Franchised Business will operate, receive personnel and telephone calls, and be open to provide service to customers; and

            (ix)  Franchisee's general day to day operational activities.

      Franchisee's failure to comply with mandatory specification, standards and operating procedures shall be subject to penalties assessed by Franchisor in its reasonable discretion.

      15.3. COMPLIANCE WITH LAWS. Franchisee shall conduct the Franchised Business in compliance with all applicable federal, state and local laws, ordinances and regulations, including, without limitation, all laws and regulations relating to insurance, unemployment insurance and withholding and payment of federal, state and local income taxes. Franchisee shall obtain and maintain in Franchisee's name all required licenses, permits and certificates relating to the conduct of the Franchised Business. Upon Franchisor's request, Franchisee shall immediately transmit copies of each such license, permit and certificate to Franchisor. Franchisor may deduct a fee or reimbursement of expenses from Franchisee's Share for any failure to comply with such laws, ordinances and regulations in order to compensate Franchisor for investigating and remedying any such non-compliance.

      15.4. REPORTS. Within five (5) days after receiving any report or notice from any government agency or department, or from any licensing organization, Franchisee shall deliver to Franchisor a complete copy of such report or notice.

      15.5. ACTIONS. Franchisee shall notify Franchisor in writing, as soon as possible, but not later than five (5) days after commencement of any action, suit or proceeding against Franchisee or the Franchised Business, or after issuance of any order, writ, injunction, award or decree of any court or government agency concerning Franchisee, any owners of Franchisee, or the Franchised Business.

      15.6. BUSINESS RELATIONS - PROFESSIONAL CONDUCT. In all dealings with customers, suppliers, Franchisor, Franchisee's own employees and all others, Franchisee shall adhere to the highest standards of ethical and professional conduct, honesty, integrity, good faith and fair dealing. Franchisee shall use its best efforts to develop, maintain and promote the Franchised Business and its public image. Franchisee shall refrain from any business practice that Franchisor determines may injure Franchisor's business, other franchisees of Franchisor or the goodwill associated with the Marks.

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

      15.7. HIRING, TRAINING AND CONDUCT OF EMPLOYEES. Franchisee shall have exclusive responsibility for all liabilities and obligations that arise from employment and compensation of Franchisee's employees and, except as set forth in Section 7, for the proper training of employees in the operation of the Franchised Business. Franchisee shall require all employees to conduct themselves at all times in a professional and courteous manner.

      15.8. MODIFICATION OF THE SYSTEM. Franchisee recognizes and agrees that from time to time hereafter, Franchisor may change or modify the System presently identified by the Marks, including, without limitation, the adoption and use of new, different or modified products, services, or techniques. Upon direction of Franchisor, Franchisee shall immediately discontinue its use of any part of the System and accept, use and display for the purpose of this Agreement any additions to the System, as if they were part of this Agreement at the time of execution hereof. Franchisee shall make such expenditures as are reasonably required by such changes or modifications in the System. Franchisee shall not change, modify or alter the System in any way.

                                 16. INSURANCE.

      16.1. POLICIES. During this Agreement's term, Franchisee shall, at its sole cost and expense, maintain insurance policies issued by carriers with an A.M. Best rating of "A: Class X," or better, and in forms satisfactory to Franchisor, covering the risks enumerated and in at least the amount of coverage specified in the Remedy Operating Manual. Franchisor, in its sole discretion, may from time to time increase or decrease the amounts of coverage required under such insurance policies. Franchisor may from time to time require different or additional kinds of insurance, such as excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards or other changes in relevant circumstances.

      16.2. PROOF OF COVERAGE. Franchisee shall provide evidence satisfactory to Franchisor that such insurance policies are in force at least ten (10) days before commencing the Franchised Business. Furthermore, Franchisee shall provide Franchisor with copies of all required insurance policies and related documents within ten (10) days following any request by Franchisor for such disclosure. Franchisee shall provide Franchisor with satisfactory evidence of renewal of required insurance policies fifteen (15) days prior to the expiration of any such policies. Satisfactory evidence shall consist, at a minimum, of binders of coverage or certificates of insurance including copies of required endorsements issued by the insurance carrier or an authorized representative thereof.

      16.3. ENDORSEMENTS.

            16.3.1. ADDITIONAL INSURED. The Comprehensive General Liability, Automobile Liability and Errors and Omissions (Professional Liability) Insurance policies required under this Agreement shall be endorsed to show Franchisor, its officers, directors, agents and employees, as additional insureds thereunder with respect to Franchise operations performed by or on behalf of the named insured. These endorsements shall provide that insurance for the additional insureds shall be primary and not contributing with any other insurance maintained by the additional insureds.

            16.3.2. CROSS-LIABILITY. The Comprehensive General Liability, Comprehensive Automobile Liability and Errors and Omissions (Professional Liability) policies required under this Agreement shall be endorsed to show that each such policy applies separately to each insured against which claim is made or suit is brought, except with respect to the limits of the insurance company's liability.

            16.3.3. WAIVER OF SUBROGATION. Franchisee's Workers' Compensation and Errors and Omissions (Professional Liability) policies shall be endorsed to show that the respective insurers agree to waive all rights of subrogation against the Franchisor, its officers, directors, agents and employees.

      16.4. LOSS OF COVERAGE. The required insurance policies shall include a provision requiring insuring companies to provide not less than thirty (30) days written notice to Franchisor of any intent to cancel, not to renew, or to materially alter or reduce the required insurance. Franchisee shall not alter, reduce, cancel, or fail to renew or replace the required insurance without prior written consent of Franchisor, which shall be at Franchisor's sole discretion but not unreasonably withheld and which, if given, shall not waive any other rights of Franchisor.

      16.5. FAILURE TO MAINTAIN. If Franchisee fails for any reason to maintain all required insurance policies, or to furnish evidence satisfactory to Franchisor that such insurance policies are in force, Franchisor shall have the option, but not the obligation, in addition to Franchisor's other rights and remedies, to obtain insurance on Franchisee's behalf. In such circumstances Franchisee shall cooperate with Franchisor in Franchisor's efforts to obtain and maintain such insurance; promptly execute all forms or instruments; allow any inspections of the Franchised Business appropriate or necessary to obtain such insurance; and pay Franchisor on demand all costs and premiums incurred by Franchisor.

      16.6. INSURANCE PROGRAMS. Franchisor may, but is not required to, establish programs for its franchisees, including Franchisee, for any of the required insurance coverage. Franchisee shall enroll and maintain its participation in any such programs, if requested to do so by Franchisor.

      16.7. OBLIGATION UNCONDITIONAL. Separate insurance that Franchisor from time to time maintains shall not effect Franchisee's obligation to maintain insurance as described in this Section 16. Franchisor shall have no liability for the sufficiency of insurance that Franchisor requires Franchisee to maintain, that Franchisor maintains on Franchisor's behalf, or that Franchisor obtains for Franchisee pursuant to this Section 16.

                    17. STRATEGIC NATIONAL ACCOUNT CUSTOMERS.

      For all Strategic National Account Customers located within the Territory, Franchisee shall have the right and option to provide Temporary Employees to such Strategic National

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

Account Customer on the same terms and conditions agreed upon between Franchisor and the Strategic National Account Customer. If Franchisee does not desire to provide Temporary Employees to a Strategic National Account Customer, or if, in Franchisor's sole discretion, Franchisee is unable to provide the Strategic National Account Customer with necessary Temporary Employment services, Franchisor reserves the right to itself provide, or designate another franchisee of Franchisor or a third party to provide, Temporary Employees to Strategic National Account Customers located within the Territory. Franchisor shall have the right to negotiate exclusively with all Strategic National Account Customers. The procedures for dealing with and providing services to Strategic National Account Customers shall be set forth in the Remedy Operating Manual.

                     18. ADVERTISING AND BRAND DEVELOPMENT.

      Recognizing the value of advertising, and the importance of the standardization of marketing and advertising programs to the furtherance of the goodwill and public image of the System, the Franchisor and Franchisee agree as follows:

      18.1. BRAND DEVELOPMENT FUND. Franchisee will be required to participate in Franchisor's brand development fund for the System (the "BRAND DEVELOPMENT FUND"). Franchisee shall be required to contribute to the Brand Development Fund an annual amount equal to 0.20% of Gross Billings for each Calculation Year, up to a maximum of Fourteen Thousand Dollars ($14,000) for each Calculation Year, and such contribution shall be deducted each Accounting Period from Franchisee's Share as set forth in Section 5.2. The Brand Development Fund shall be administered by Franchisor, or its designee, as follows:

            18.1.1. MEDIA PLACEMENT. Franchisor or its designee shall have the right to direct all advertising programs, as well as all aspects thereof, including without limitation, the concepts, materials, and media used in such programs and the placement and allocation thereof. Franchisee agrees and acknowledges that the Brand Development Fund is intended to maximize general public recognition, acceptance, and use of the System; and that Franchisor and its designee are not obligated, in administering the Brand Development Fund, to make expenditures for Franchisee which are equivalent or proportionate to Franchisee's contribution, or to ensure that any particular franchisee benefits directly or pro rata from expenditures by the Brand Development Fund.

            18.1.2. USE OF FUNDS. The Brand Development Fund, all contributions thereto, and any earnings thereon, shall be used exclusively (except as otherwise provided in this Section 18.1.2) to meet any and all costs of maintaining, administering, directing, conducting, creating and/or otherwise preparing advertising, marketing, public relations and/or promotional programs and materials, and any other activities which Franchisor believes will enhance the image of the System, including, without limitation, the costs of: preparing and conducting media advertising campaigns, direct mail advertising, marketing surveys and other public relations activities; developing marketing and promotional strategies; employing advertising and/or public relations agencies to assist therein; purchasing promotional items; conducting and administering visual merchandising, and other merchandising programs; providing promotional and other marketing materials and services to the Franchised Businesses operated under the System; and the salaries

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of Franchisor's employees in conjunction with System marketing activities. The
Brand Development Fund may also be used to provide rebates or reimbursements to System franchisees for local expenditures on products, services, or improvements, approved in advance by Franchisor, which products, services, or improvements Franchisor shall have the right to determine will promote general public awareness and favorable support for the System. If Franchisor or its Affiliates do not contribute to the Brand Development Fund on behalf of Franchisor-owned or Affiliate-owned businesses, Franchisor will endeavor to direct all marketing, promotions or advertisements paid out of the Brand Development Fund into territories serviced primarily by franchisees of Franchisor.

            18.1.3. CONTRIBUTIONS TO THE BRAND DEVELOPMENT FUND. Franchisee shall contribute to the Brand Development Fund in the manner specified above. All sums paid by Franchisee to the Brand Development Fund shall be maintained in an account separate from Franchisor's other monies. Franchisor shall have the right to charge the Brand Development Fund for such reasonable administrative costs and overhead as Franchisor may incur in activities reasonably related to the direction and implementation of the Brand Development Fund and advertising programs for franchisees and the System, including, without limitation, legal costs and costs of personnel for creating and implementing, advertising, merchandising, promotional and marketing programs. The Brand Development Fund and its earnings shall not otherwise inure to the benefit of Franchisor. Franchisor or its designee shall maintain separate bookkeeping accounts for the Brand Development Fund.

            18.1.4. ADDITIONAL PROVISIONS. The Brand Development Fund is not and shall not be an asset of Franchisor, nor a trust, and Franchisor does not assume any fiduciary obligation to Franchisee for maintaining, directing or administering the Brand Development Fund or for any other reason. A statement of the operations of the Brand Development Fund shall be provided to Franchisee on an annual basis after the close of Franchisor's fiscal year. Although the Brand Development Fund is intended to be of perpetual duration, Franchisor maintains the right to terminate the Brand Development Fund at any time. The Brand Development Fund shall not be terminated, however, until all monies in the Brand Development Fund have been expended for advertising and/or promotional purposes.

      18.2. ADVERTISING COUNCIL. Franchisor may form an advertising council composed of franchisees for the purpose of advising Franchisor on the advertising policies of the Brand Development Fund and other promotional policies of the System. If formed, this advertising council will serve in an advisory capacity only, and does not have operational or decision-making power. Franchisor shall have the power to form, change or dissolve such advertising council, and also has full control over where and how funds held by the Brand Development Fund are spent.

      18.3. REQUIRED ADVERTISING. Franchisee shall provide and maintain suitable signs approved by Franchisor identifying the Franchised Business as a Remedy franchise, and advertise Franchisee's offices and services in conformity with the Remedy Operating Manual. Franchisee shall secure at least one "Yellow Page" bold listing in the primary telephone directory for the Territory. Franchisee shall maintain a current mailing list in the Software of the customers serviced by the Franchised Business for direct mailing and communication purposes

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and shall promptly provide a copy of such list to Franchisor upon request for use in Franchisor's advertising, promotions or other programs.

      18.4. CONDUCT. Franchisee shall advertise the services offered by the Franchised Business in compliance with all applicable laws and factually, ethically and in good taste in Franchisor's judgment. Advertising by Franchisee shall be subject to Franchisor's approval as provided in Section 18.5. Franchisee shall refrain from any advertising technique or program that Franchisor determines may injure Franchisor's business, other franchisees of Franchisor or the goodwill associated with the Marks.

      18.5. APPROVALS. Franchisee shall submit to Franchisor, before use, samples of all local advertising and promotional materials, and descriptions of all local advertising programs, not prepared or previously approved by Franchisor, for Franchisor's approval. Franchisee shall not use any advertising material or program that Franchisor disapproves. Franchisor's failure to provide Franchisee written notice of Franchisor's decision concerning any such submission within ten (10) business days after Franchisor receives the submission shall constitute Franchisor's approval.

      18.6. FAILURE TO OBTAIN APPROVAL. If Franchisee uses an advertisement or promotional material not approved by Franchisor, Franchisor may require Franchisee to pay a fee of $100 to $1,000 per item, as Franchisor may determine. Such fee is intended to compensate Franchisor for the expense of evaluating the effect of the item that was not approved and taking any necessary corrective action. The fee will go into the Brand Development Fund. Upon the third (or any additional) occurrence of Franchisee using any such item not approved by Franchisor, the fee may be increased up to $5,000 per item, as Franchisor may determine. Upon the fourth occurrence of Franchisee using such an item not approved by Franchisor, Franchisor may immediately terminate this Agreement. Any fees set forth under this Section may be deducted by Franchisor from Franchisee's Share.

      18.7. WEBSITES. Unless otherwise approved in writing by Franchisor, Franchisee shall not establish a separate Website, but shall only have one or more references or webpage(s), as designated and approved in advance by Franchisor, within Franchisor's Website. However, if Franchisor approves, in writing, a separate Website for Franchisee (which Franchisor is not obligated to approve), then each of the following provisions shall apply:

            18.7.1. CONSIDERED ADVERTISING. Franchisee specifically acknowledges and agrees that any Website owned or maintained by or for the benefit of Franchisee shall be deemed "advertising" under this Agreement, and will be subject to (among other things) Franchisor's approval under Section 18.5 above.

            18.7.2. FRANCHISOR'S APPROVAL. Franchisee shall not establish or use any Website without Franchisor's prior written approval. Before establishing any Website, Franchisee shall submit to Franchisor, for Franchisor's prior written approval, a sample of the proposed Website domain name, format, visible content (including, without limitation, proposed screen shots), and non-visible content (including, without limitation, meta tags) in the form and manner Franchisor may reasonably require. Franchisor shall be the owner of any domain

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

name(s) and/or URLs maintained by Franchisee in connection with the Franchised Business. Franchisee shall not use or modify such Website without Franchisor's prior written approval as to such proposed use or modification.

            18.7.3. COMPLIANCE WITH STANDARDS. In addition to any other applicable requirements, Franchisee shall comply with the standards and specifications for Websites that Franchisor may periodically prescribe in the Remedy Operating Manual or otherwise in writing. Franchisor shall have the right to monitor the Website at all times. Franchisor shall have the right to specify any materials that must be utilized on the Website. If required by Franchisor, Franchisee shall establish such hyperlinks to Franchisor's Website and others as Franchisor may request in writing.

                 19. ACCOUNTING, REPORTS, FINANCIAL STATEMENTS.

      19.1. MAINTENANCE. Franchisee shall, at Franchisee's expense, maintain true business records and books of account at the Location according to generally accepted accounting principles and other methods and procedures prescribed by Franchisor. All such records shall be open to inspection and copying by Franchisor and/or Franchisor's authorized representatives at the Location during regular business hours or at other reasonable times requested by Franchisor. Franchisee shall cooperate in Franchisor's inspection and copying. Franchisee shall keep and preserve, for at least six (6) years from the dates of their preparation, business tax returns, reports, and complete and accurate financial records for the Franchisee's Franchised Business and personal tax returns and accurate financial records for each of the Franchisee's owners.

      19.2. REPORTS. Upon Franchisor's request shall furnish Franchisor, the following items signed and verified by Franchisee, in the form and manner that Franchisor prescribes from time to time:

            (i) within thirty (30) days after the end of each fiscal quarter, a profit and loss statement for the preceding fiscal quarter and a year-to-date profit and loss statement for the Franchised Business;

            (ii) within ninety (90) days after the end of Franchisee's fiscal year, a balance sheet and an annual profit and loss statement reflecting all year-end adjustments for the Franchised Business prepared and certified by an independent certified public accountant;

            (iii) upon request, any requested Social Security reports,
                  Immigration and Naturalization Service reports or forms, state and federal unemployment reports, federal income tax returns, state, county or city income, franchise, or other tax returns, and other federal, state or other governmentally mandated reports; and

            (iv) such other reports as required under the Remedy Operating Manual from time-to-time.

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

                  20. PERIODIC REVIEWS, INSPECTIONS AND AUDITS.

      20.1. PERIODIC REVIEWS. From time to time, at times that Franchisor designates, Franchisee and Manager shall meet with Franchisor's representatives to discuss and review the Franchised Business' operations, status and financial performance.

      20.2. INSPECTIONS. To determine whether Franchisee and the Franchised Business are complying with this Agreement and with specifications, standards and operating procedures prescribed by Franchisor for operation of the Franchised Business, Franchisor or Franchisor's designated agents shall have the right at any reasonable time and without prior notice to Franchisee to:

            (i)   interview Franchisee and employees of the Franchised Business;

            (ii) interview the customers serviced by the Franchised Business, Franchisee's suppliers and any other person with whom Franchisee does business;

            (iii) confer with members and staff of government agencies with authority over Franchisee about matters relevant to the Franchised Business; and

            (iv) require Franchisee to participate and/or request customers serviced by the Franchised Business, Franchisee's suppliers and any others to participate in any marketing surveys performed by or on behalf of Franchisor.

      20.3. AUDITS.

            (i) Franchisor shall have the right, during regular business hours of Franchisee and without prior notice to Franchisee, to inspect, copy and/or audit or cause to be inspected, copied and/or audited the business, bookkeeping, accounting, sales tax, income tax, files, and other records of the Franchised Business, and the books and records (including without limitation tax returns and bank statements) of any individual, partnership or corporation that owns the Franchised Business. Franchisee shall fully cooperate with Franchisor's representatives or independent certified public accountants in any such inspection or audit.

            (ii) If Franchisee's failure to maintain or furnish reports, supporting records or other information required by this Agreement or the Remedy Operating Manual makes necessary any such inspection or audit, Franchisee shall reimburse Franchisor for the costs of such audit or inspection. Such reimbursement shall include, without limitation, charges of any independent accountants and travel expenses, room and board and compensation of Franchisor's employees and other agents or representatives who participate in such inspection or audit.

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

            (iii) The remedies in this Section 20 shall be additional to and not in lieu of Franchisor's other remedies and rights under this Agreement or applicable law.

               21. COMPUTERIZED MANAGEMENT AND OPERATIONAL SYSTEM.

      21.1. SOFTWARE LICENSE. Franchisee shall license from Franchisor the right to use the Software in connection with the administration, management and operation of the Franchised Business. Franchisor shall license the Software to Franchisee on the terms and conditions pursuant to the Software License Agreement, attached hereto as Exhibit F (the "SOFTWARE LICENSE AGREEMENT"). Franchisee shall utilize the Software in the operation of the Franchised Business as set forth in the Remedy Operating Manual, which may be updated by Franchisor, at its sole discretion. Franchisee and Franchisor shall duly perform all of their respective obligations under the Software License Agreement and a default thereunder shall constitute a default under this Agreement. The term of the Software License Agreement shall be the same as the term of this Agreement. In the event of an assignment of this Agreement pursuant to Section 22 below, the Software License Agreement shall be assigned to the assignee of this Agreement.

      21.2. SOFTWARE UPDATE AND SUPPORT. Franchisee shall enter into the Software License Agreement attached hereto as Exhibit F and incorporated herein by reference, for published updates of the Software and for technical assistance, support for installation and program support of the Software as updated from time to time.

      21.3. NO RESTRICTIONS. Franchisee acknowledges that there shall be no restrictions on Franchisor's ability to market the Software under the same or similar name or marks (including the Marks) to third parties in any channels of distribution, without compensation to Franchisee.

      21.4. COMPUTER SYSTEM. At Franchisee's expense, prior to commencement of operations of the Franchised Business, Franchisee shall purchase, through the Franchisor approved hardware/software program (as described in the Operating Manual), the Computer System and install the Computer System (including internet access) at the Location of the Franchised Business. The Computer System must fully comply with Franchisor's specifications as set forth in the Remedy Operating Manual. Franchisee shall make, from time to time, such upgrades and other changes to the Computer System as Franchisor may request in writing. Franchisor shall have the right to require any such upgrades and changes it deems necessary for the operation of the Franchised Business.

      21.5. INFORMATION RETRIEVAL. During the term of this Agreement: (a) Franchisee shall afford Franchisor access to Franchisee's Computer System to enable Franchisor to periodically upload and download data to facilitate Franchisor's performance of automated payroll and related services hereunder, and to provide Franchisor with all requested data and information relating to the Franchised Business; and (b) Franchise shall only have access to the data and information relating to the operation of the Franchised Business. Franchisor shall be the owner of all data used in connection with the Franchised Business, and Franchisor shall have no

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

responsibility or liability to Franchisee as a result of any loss, destruction or corruption of any data supplied by or to Franchisee in connection with the Franchised Business, including but not limited to any data back-up services provided by Franchisor.

      21.6. THIRD-PARTY SOFTWARE. Franchisee may be required to obtain, at Franchisee's expense, additional software from third parties as specified in the Remedy Operating Manual, the Software License Agreement or in other written specifications provided by Remedy from time to time.

                                  22. TRANSFER.

      22.1. BY FRANCHISOR. This Agreement shall be fully transferable by Franchisor.

      22.2. BY FRANCHISEE. Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that Franchisor has granted this franchise in reliance on Franchisee's or Franchisee's Principals' business skill, financial capacity, and personal character. Accordingly, Franchisee shall not, without the prior written consent of Franchisor, transfer, pledge or otherwise encumber this Agreement, or any of the rights and obligations of Franchisee under this Agreement, any material asset or material amount of assets of Franchisee or the Franchised Business, or any securities or voting power of Franchisee resulting in a change of control or potential change in control of Franchisee, or effect any other transaction which is deemed an assignment pursuant to Section 22.4. Any assignment or transfer without such prior written consent shall constitute a breach of this Agreement and shall convey no rights or interest in the Franchised Business to such purported assignees or transferees. The only permissible methods of sale, transfer or assignment of the Franchised Business are those set forth in this
Section 22.

      22.3. CHANGE OF BUSINESS FORM. Whether or not an assignment or transfer of the Franchised Business is involved, Franchisee, whether an individual or otherwise, shall not change its business form, whether to obtain the services of a partner, to merge, consolidate, reorganize, or to accomplish any other change, without the prior written approval of Franchisor.

      22.4. DEEMED ASSIGNMENT. If Franchisee is at any time a corporation or limited liability company, then any of the following transactions shall be deemed to be an assignment within the meaning of this Section 22: (i) the issuance of any securities by Franchisee, (ii) the transfer of securities or voting power of Franchisee, or (iii) any merger, consolidation or reorganization involving Franchisee, the effect of which is that the shareholders or members of Franchisee as of the transaction fail to own or control in excess of fifty percent (50%) of the aggregate voting securities of Franchisee or otherwise lose the right to control the affairs of Franchisee.

      If Franchisee is at any time a general partnership or limited partnership, then the death, voluntary or involuntary or other withdrawal of any general partner, admission of any additional general partner, or transfer of any general partner's interest in the property, management or profits and/or losses of the partnership shall be deemed to be an assignment within the meaning of this
Section 22.

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

      22.5. FRANCHISOR'S RIGHT OF FIRST REFUSAL. If Franchisee desires to sell or otherwise transfer this Agreement, or any of the rights and obligations of Franchisee under this Agreement, or any material asset or material amount of assets of Franchisee or the Franchised Business, Franchisee shall deliver to Franchisor written notice setting forth all the terms of the proposed transfer and assignment and all information that Franchisor requests concerning the proposed assignee. Franchisor shall have the option, during the sixty (60) days after receipt of the notice, to notify Franchisee that Franchisor desires to purchase the Franchised Business and accept assignment of this Agreement on the terms contained in the notice, provided that Franchisor shall have the right to substitute the cash equivalent of any noncash consideration described in such notice. If Franchisor exercises this option, the purchase of the Franchised Business by Franchisor must be completed no later than thirty (30) days after Franchisor's notice to Franchisee of its purchase election.

      If Franchisor does not exercise this option during such sixty (60) day period then Franchisee may, during the following one hundred twenty (120) days, transfer the Franchised Business and assign this Agreement to the proposed assignee on the terms in the notice, provided that the assignment shall be made, without limitation, in compliance with this Section 22. Any proposed transfer not completed within such one hundred twenty (120) day period or any material change in the terms of the proposed transaction prior to closing shall constitute a new offer to which Franchisor shall have the right of first refusal and shall require compliance again with this Section 22.5.

      22.6. FURTHER CONDITIONS. If Franchisor elects not to exercise its right of first refusal, Franchisor's approval of a proposed transfer shall not be unreasonably withheld. However, without limitation of the foregoing, imposition of any or all of the following conditions precedent to Franchisor's approval shall be deemed to be reasonable:

            22.6.1. TRANSFER TO FRANCHISEE'S CORPORATION OR LIMITED LIABILITY COMPANY. If Franchisee is an individual or partnership and desires to assign and transfer his rights to a newly organized corporation or limited liability company solely for the convenience of ownership:

                  (i) Such corporation's or company's charter shall provide that its activities are confined exclusively to operating the Franchised Business as set forth in this Agreement;

                  (ii) Franchisee shall be, and shall remain, the owner of the majority interest in the transferee corporation or company;

                  (iii) The individual Franchisee (or if the Franchisee is a partnership, one of the general partners) shall be, and shall remain, the principal executive officer or member of the corporation or company;

                  (iv) The transferee corporation or company shall enter into a written assignment with Franchisee and Franchisor, in form satisfactory to

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

                        Franchisor, assuming all of the Franchisee's obligations under this Agreement;

                  (v) Each stock or security certificate of the transferee corporation or company shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments and transfers by this Agreement;

                  (vi) No new securities of common or preferred voting rights in the transferee corporation or company shall be issued to any person, partnership, trust, foundation, corporation or company without obtaining Franchisor's prior written consent;

                  (vii) All accrued money obligations of Franchisee to
                        Franchisor, its Affiliates or assignees, shall be satisfied prior to assignment or transfer; and

                 (viii) Each individual shareholder, member or partner, as
                        applicable, will execute and deliver a guaranty and acknowledgement of the transferee entity's obligations under this Agreement, in form satisfactory to Franchisor.

            22.6.2. OTHER TRANSFERS. If the transfer, other than such transfer authorized under Section 22.6.1 of this Agreement, as consummated alone or together with other related previous, simultaneous, or proposed transfers, would have the effect of transferring control of the Franchised Business to someone other than an original signatory of this Agreement, then Franchisor may require any or all of the following:

                  (i) The proposed assignee(s) or, if the proposed assignee is a corporation or limited liability company, its principal officers, shareholders, directors, or members shall be of good moral character and demonstrate skills, qualifications and economic resources necessary in Franchisor's reasonable judgment, to operate the franchise that this Agreement contemplates and, in any event, at least equal to the Franchisee's skills, qualifications and economic resources;

                  (ii) The proposed assignee(s) shall have completed the training program and additional evaluation to Franchisor's sole subjective satisfaction, as described in Section 7;

                  (iii) As of the date of any such transfer, Franchisee shall have fully satisfied all Franchisee's obligations, including accrued money obligations, to Franchisor, its Affiliates, and its assignees under

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

                        this Agreement and any other agreement, arrangement or understanding;

                  (iv) Franchisor shall require the proposed assignee(s), including all shareholders, partners, and members of the proposed assignees(s), to jointly and severally execute either (a) an assignment with Franchisee and Franchisor, in form satisfactory to Franchisor, assuming all of Franchisee's obligations under this Agreement, or (b) Franchisor's standard form Franchise Agreement then being offered to prospective franchisees of Franchisor, except that, other than any fees designated in such Franchise Agreement as non-refundable training fees, no initial franchisee fee shall be required from the proposed assignee, the Territory shall remain the same as set forth in this Agreement, and, in Franchisor's discretion, the term of the Agreement shall be modified to equal the remaining term under this Agreement;

                  (v) Franchisee shall pay Franchisor a transfer fee in the amount of five percent (5%) of the purchase or transfer price paid to Franchisee for the transfer, but in no event less than Ten Thousand Dollars ($10,000), which amount shall be deemed to be reasonably required to cover Franchisor's expenses (other than training expenses) relating to such transfer; and

                  (vi) Franchisee shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its Affiliates, successors, and assigns, and their respective directors, officers, shareholders, partners, agents, representatives, servants, and employees in their corporate and individual capacities including, without limitation, claims arising under this Agreement, any other agreement between Franchisee and Franchisor or its Affiliates.

            22.6.3. COVENANTS NOT TO COMPETE AND NOT TO SOLICIT UNAFFECTED. No sale, assignment, transfer, conveyance, encumbrance or gift of any interest in this Agreement, or in the Franchised Business, shall relieve Franchisee, and as applicable, its shareholders or partners and its employees, of the obligations of the covenants not to compete and not to solicit contained in Section 13.2 of this Agreement.

            22.7. ASSIGNMENT IN CASE OF DEATH OR INCAPACITY. If, as applicable, Franchisee, or Franchisee's majority shareholder, member, or general partner dies or becomes permanently disabled for any mental or physical condition (as evidenced by an inability to perform usual duties for a period of four (4) consecutive months), the surviving spouse, heirs, beneficiaries, devisees, or legal representative of said individual, member, partner or shareholder shall have the opportunity to participate in the operation of the Franchised Business during the one hundred eighty (180) days following such death or incapacity, provided that during that time such participant(s) shall maintain all standards and obligations required under this Agreement. During such one hundred eighty (180) day period, such participant(s) shall either satisfy all of Franchisor's then-current qualifications for a purchaser of a Remedy franchise in accordance with the requirements of this Section 22, or sell, transfer, or assign such participant's ownership interest in Franchisee, or, if applicable, this Agreement and the Franchised Business to a person who satisfies Franchisor's then-current standards for new Remedy franchisees. If, as a result of the death or incapacity of a shareholder or partner of the Franchisee, all of the deceased or disabled party's interest in this Agreement or the Franchised Business is transferred to an original signatory to this Agreement, then, upon written notice to Franchisor, Franchisor shall consent to the continued operation of the Franchised Business pursuant to the terms of this Agreement.

                                23. TERMINATION.

      23.1. TERMINATION WITH OPPORTUNITY TO CURE. Except as provided in Section 23.2, when Franchisee receives written notice from Franchisor that Franchisee has failed to comply with the terms of this Agreement, Franchisee shall have thirty (30) days to cure the breach(es) and to prove such cure to Franchisor. If any breach of this Agreement is not cured within thirty (30) days of Franchisee's receipt of notice of such breach, Franchisor may terminate this Agreement upon written notice to Franchisee of such termination, effective on the expiration of the cure period.

      23.2. TERMINATION WITH NO OPPORTUNITY TO CURE. If any of the following events of default occur, Franchisor may terminate this Agreement immediately upon delivery to Franchisee of notice of termination. Franchisor shall have no obligation to allow Franchisee any opportunity to cure any such event of default.

            (i) Franchisee is declared bankrupt or judicially determined to be insolvent, or all or a substantial part of the assets of Franchisee or the Franchised Business are assigned to or for the benefit of any creditor, or Franchisee admits his inability to pay Franchisee's debts as they come due;

            (ii) Franchisee abandons the Franchised Business by failing to operate for five (5) consecutive days during which Franchisee is required to operate the Franchised Business under this Agreement's terms, or any shorter period after which it is not unreasonable under the facts and circumstances for Franchisor to conclude that Franchisee does not intend to continue to operate the Franchised Business;

            (iii) Franchisee has made any material misrepresentation relating to acquisition of the Franchised Business;

            (iv) Franchisee engages in conduct that, in Franchisor's sole discretion, materially and unfavorably reflects upon the operation and reputation of the Franchised Business or the System;

            (v) Franchisee fails for a period of five (5) days or such longer period as applicable laws may require, after notification of noncompliance, to comply with any federal, state or local law or regulation applicable to operation of the Franchised Business;

            (vi) After curing any failure described in Section 23.1 Franchisee engages in the same noncompliance, regardless of whether such noncompliance is corrected after notice;

            (vii) Franchisee repeatedly fails to comply with one (1) or more requirements of this Agreement regardless of whether corrected after notice;

            (viii) The Franchised Business is seized, taken over or foreclosed by a government official in the exercise of such official's duties, or seized, taken over, or foreclosed by a creditor, lienholder or lessor, provided that a final judgment against Franchisee remains unsatisfied for thirty (30) days, unless a supersedes or other appeal bond has been filed;

            (ix) A levy of execution is made upon the Franchised Business or upon any property used in the Franchised Business and is not discharged within five (5) days after such levy;

            (x) Franchisee is convicted of a felony or other criminal misconduct relevant to operation of the Franchised Business;

            (xi) (xi) Franchisee attempts to transfer the Franchised Business or make an assignment of this Agreement in violation of
                    Section 22 of this Agreement;

            (xii) In the event of death or incapacity, the surviving spouse, heirs, beneficiaries, devisees, or legal representatives fail to comply with the provisions of Section 22.7;

            (xiii) Franchisee discloses, attempts or threatens to disclose any of the Confidential Information or proprietary information in violation of this Agreement;

            (xiv) Franchisee commits any breach with respect to Terrorism Laws as set forth in Section 27.4 below;

            (xv) Franchisee fails to locate a site to operate the Franchised Business within the required ninety (90) day period;

            (xvi) Franchisee fails to meet the Minimum Performance Standards in accordance with Section 14.2;

            (xvii) Franchisee violates any of the non-competition covenants set forth in Sections 13.2.1, 13.2.2, and 13.2.3;

            (xviii) Franchisee offers or sells any services from the Franchised
                    Business other than General Approved Services or approved Special Services;

            (xix) Franchisee is in default of any agreement (including, but not limited to another franchise agreement) between Franchisee and Franchisor or any of Franchisor's affiliates; and

            (xx) Any other provision of this Agreement that permits immediate termination.

      23.3. OTHER TERMINATION RIGHTS. Franchisor's right to terminate this Agreement is in addition to all other rights and remedies, whether at law or in equity, that Franchisor might have against Franchisee as a result of any breach or default by Franchisee of any provision of this Agreement.

      23.4. OTHER REMEDIES. If Franchisor is entitled to terminate this Agreement in accordance with Sections 23.1 or 23.2 above, Franchisor shall have the right to undertake any one or more of the following actions instead of terminating this Agreement:

            (i) Franchisor may terminate or modify any rights that Franchisee may have with respect to (a) "exclusivity" in the Territory, as granted under Section 3.2 above, or (b) General Approved Services; in each case effective ten (10) days after delivery of written notice thereof to Franchisee;

            (ii) Franchisor may reduce Franchisee's Split by one percentage point of Adjusted Gross Margin Dollars (e.g., from 65% to 64% of Adjusted Gross Margin Dollars) as set forth in the Gross Margin Schedule until, in the case of a curable default, such default is cured to Franchisor's satisfaction;

            (iii) Franchisor may modify the Territory described in Exhibit B hereto; and/or

            (iv) Franchisor may modify or eliminate the Office Development Requirements Schedule set forth in Exhibit D hereto.

      If any of such rights, options, arrangements, or areas are terminated or modified in accordance with this Section 23.4, such action shall be without prejudice to Franchisor's right to terminate this Agreement in accordance with Sections 23.1 or 23.2 above, and/or to terminate any other rights, options or arrangements under this Agreement at any time thereafter for the same default or as a result of any additional defaults of the terms of this Agreement.

      23.5. LIQUIDATED DAMAGES. Franchisee understands and acknowledges that Franchisee is obligated by this Agreement to operate the Franchised Business during the Initial Term and, if applicable, during any renewal term, and any attempt by Franchisee to terminate this Agreement prior to the expiration date shall be deemed to be a material breach of this Agreement and shall be grounds, at Franchisor's sole discretion, for termination by Franchisor pursuant to Section 23.2. The parties hereto agree that it would be impracticable and extremely difficult to determine the actual damages to Franchisor arising from any such termination of this Agreement. Therefore, the parties agree that in the event of any such termination, Franchisee shall pay to Franchisor as liquidated damages in an amount equal to twelve (12) times the average monthly Franchisor's Share for the six (6) month period prior to any such termination, such amount being a reasonable estimate, as of the date of this Agreement, of Franchisor's actual damages resulting from such termination. If such liquidated damages are not paid in full by Franchisee within fourteen (14) days of the date of termination, interest shall accrue on any unpaid balance at a rate equal to the lesser of (a) eighteen percent (18%) per annum or (b) the maximum rate allowed by law until such balance is paid in full. Nothing contained in this Section 23.5 shall be construed as a limitation or restriction on (i) Franchisee's obligations under Section 13 which shall remain in effect pursuant to the terms of Section 13, (ii) the rights or remedies of Franchisor to recover for any indebtedness owed Franchisor by Franchisee at the time of such termination, (iii) Franchisor's right to seek specific performance or other equitable relief with respect to this Agreement, or (iv) Franchisor's right to recover its reasonable attorneys' fees, court costs and expenses incurred in enforcing its rights under this Agreement. This
Section 23.5 shall survive termination of this Agreement.

  24.   RIGHTS AND OBLIGATIONS AFTER TERMINATION OR EXPIRATION.

      24.1. PAYMENT OF AMOUNTS OWED. Upon expiration of this Agreement or termination for any reason, and regardless of any other provision of this Agreement, all amounts owed to Franchisor or Franchisor's Affiliates, including but not limited to amounts owed pursuant to this Agreement, and interest due on any of these amounts shall be immediately due and payable. Franchisee also shall assist Franchisor with the collection of all accounts receivable due to Franchisor from the operation of the Franchised Business.

      24.2. MARKS. After termination or expiration of this Agreement, Franchisee shall:

            (i) refrain from directly or indirectly, at any time or in any manner, identifying Franchisee or any business as a current or former Remedy franchisee or business;

            (ii) refrain from using any Marks or any colorable imitation of any Marks or other indicia of a Franchised Business in any manner or for any purpose or use for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with Franchisor;

            (iii) remove and discontinue use of all signs, sign faces, stationery, advertising materials, phone and facsimile numbers, Websites, informational or other brochures, and other materials containing any of the Marks or otherwise identifying or relating to the Franchised Business; and all phone and

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

                    facsimile numbers will be transferred to Franchisor, in each case at its own expense;

            (iv) take all action necessary or appropriate to cancel all fictitious or assumed name or equivalent registrations relating to Franchisee's use of any of the Marks at its own expense; and

            (v) furnish to Franchisor within thirty (30) days after the effective date of termination or expiration, evidence satisfactory to Franchisor of Franchisee's compliance with all obligations under this Section 24.

      24.3. CONFIDENTIAL INFORMATION. Upon termination or expiration of this Agreement, Franchisee shall immediately cease to use any of the Confidential Information disclosed to Franchisee pursuant to this Agreement. Upon such termination or expiration, Franchisee shall, at its own expense, immediately return to Franchisor all Confidential Information and proprietary materials that Franchisor has provided to Franchisee, including the Remedy Operating Manual. Franchisee's continued use of any of the Confidential Information or any other confidential or proprietary materials or information following the expiration of this Agreement or termination of this Agreement for any reason shall constitute an unfair method of competition, and will entitle Franchisor to seek injunctive relief in addition to any other remedies it may have available.

      24.4. CUSTOMER AND ASSOCIATE LISTS. It being recognized and acknowledged that the customer and associate base of the Franchised Business is derived, in large part, from its affiliation with Franchisor and from the goodwill associated with the Marks, it is the intent of the parties to this Agreement that the customer base of the Franchised Business shall inure to the benefit of Franchisor and, upon any assignment, expiration or termination of this Agreement for any reason, Franchisee shall deliver to Franchisor all copies of all materials in Franchisee's possession which in any way identify the customers or associates of the Franchised Business. If requested by Franchisor, Franchisee also shall assist Franchisor with the transition of all Temporary Employees to Franchisor or to Franchisor's designee, as well as the transition of customers of the Franchised Business to Franchisor, or Franchisor's designee. Franchisee shall comply with the provisions of Section 13.2.2 regarding contacting customers following the assignment, expiration or termination of this Agreement. Franchisee agrees that any failure by Franchisee to fully comply with this
Section 24.4 shall constitute an unfair method of competition, and will entitle Franchisor to seek injunctive relief in addition to any other remedies it may have available.

                                25. ENFORCEMENT.

      25.1. SEVERABILITY AND SUBSTITUTION.

            (i) Except as expressly provided to the contrary herein, each part of this Agreement shall be severable. If any provision is held invalid, or in conflict with any applicable law or regulation in a final unappealable ruling by a competent court, agency or other tribunal in a proceeding to which Franchisor is a party, the ruling shall not impair or otherwise effect remaining parts of this Agreement that remain enforceable. Any portion held invalid shall be deemed not to be part of this Agreement when the time for appeal expires if Franchisee is a party to such proceeding, otherwise when Franchisee receives notice of non-enforcement of such provision from Franchisor.

            (ii) To the extent that Sections 13 or 24, relating to trademarks, Confidential Information, non-competition, and non-solicitation, or any part of such sections is unenforceable because of geographical, temporal or subject-matter scope, but could be enforceable by reducing any or all of such scope, such provisions shall be enforced to the fullest extent permissible under applicable laws and public policies.

            (iii) Franchisee shall satisfy the maximum duty permitted by law under any promise or covenant subsumed within any of this Agreement, that results from reducing any provision, or specification, standard or operating procedure prescribed by Franchisor, or striking from any such provision, specification, standard or operating procedure, any portion(s) that a court holds unenforceable, or orders to be unenforced, in a final decision to which Franchisor is a party, as if the remaining promise or covenant were a separately articulated part of this Agreement. Such modifications to this Agreement shall be effective only in such jurisdiction, unless Franchisor elects to make them applicable in other jurisdictions.

      25.2. WAIVER. Franchisor or Franchisee may unilaterally waive or reduce any obligation of or restriction upon the other only by a signed written instrument. Such waiver shall take effect upon delivery of the instrument to the other or such other date stated in the instrument. Any waiver shall be without prejudice to the waiving party's other rights and shall be subject to continuing review.

      25.3. NONWAIVER Franchisor and Franchisee shall not be deemed to waive or impair the right to demand strict compliance with every term, condition and covenant in this Agreement, or to declare any breach to be a default and to terminate this Agreement prior to its expiration, or any other right, power or option reserved in this Agreement, by virtue of:

            (i) any custom or practice of the parties that varies from this Agreement's terms;

            (ii) any failure, refusal or neglect to exercise any right under this Agreement or to insist upon strict compliance with mandatory specifications, standards, operating procedures or other obligations;

            (iii) any waiver, forbearance, delay, failure or omission to exercise any right, power or option, of the same, similar or different nature, with respect to other franchisees; or

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

            (iv)    acceptance of payments after any breach of this Agreement.

      25.4. FORCE MAJEURE. Neither Franchisor nor Franchisee shall be liable or deemed to be in breach for loss, damage or failure to perform that results from any of the following causes. Any delay that results from the following causes shall extend performance accordingly or excuse performance in whole or in part as is reasonable. However, such causes shall not excuse payment of amounts due or owed at the time of such occurrence or payment of amounts due from subsequent Gross Billings.

            (i) strikes, inadequate supply of equipment, merchandise, supplies, material or energy, or the voluntary foregoing of the right to acquire or use any of these in order to accommodate or comply with orders, requests, regulations, recommendations or instructions of any government, government department or government agency;

            (ii) compliance with any law, rule, order, regulation, requirement or instruction of a government agency other than an order, requirement or instruction that arises from a violation of law or this Agreement;

            (iii)   acts of God, war, terrorism, or the public enemy; or

            (iv)    acts or omissions of the other party.

      25.5. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Nothing in this Agreement shall prevent Franchisor or Franchisee from obtaining specific performance of this Agreement and injunctive relief against threatened conduct that will cause loss or damages, under equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions. Franchisor shall be entitled to injunctive relief without bond but upon due notice, in addition to all further and other relief available at law or equity. Franchisee's sole remedy upon entry of any injunction shall be dissolution of the injunction, if warranted, upon hearing.

      25.6. RIGHTS CUMULATIVE. Franchisor and Franchisee's rights under this Agreement are cumulative. No exercise or enforcement of any right or remedy shall preclude exercise or enforcement of any other right or remedy that the law entitles Franchisor or Franchisee to enforce.

      25.7. GOVERNING LAW. This Agreement takes effect upon its acceptance and execution by Franchisor, and shall be interpreted and construed exclusively under the laws of the state in which Franchisor maintains its principal place of business, which laws shall prevail in the event of any conflict of law (without regard to, and without giving effect to, the application of the state's choice-of-law rules); provided, however, that if the covenants in Section 13 of this Agreement would not be enforceable under the laws of the state in which Franchisor maintains its principal place of business, and the Franchised Business is located outside of such state, then such covenants shall be interpreted and construed under the laws of the state in which the Franchised Business is located. Nothing in this Section 25.7 is intended by the parties to subject this Agreement to any franchise, business opportunity, consumer protection, or similar law, rule,

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

or regulation of the state in which Franchisor maintains its principal place of business to which this Agreement would not otherwise be subject.

      25.8. ARBITRATION. If any claim or controversy arises out of or relates to this Agreement, or any breach of this Agreement, including, without limitation, any claim that this Agreement or any portion thereof is invalid, illegal, voidable or void, the party with such claim or controversy shall notify the other party in writing and provide reasonable details thereof. The parties shall endeavor in good faith to resolve such matter within forty-five (45) days after delivery of the notice. If after such forty-five (45) day period the parties cannot resolve such dispute, then, except as precluded by applicable law, any such claim or controversy shall be submitted to arbitration in accordance with the rules of the American Arbitration Association or any similar successor body, and judgment upon the award may be entered in any court with jurisdiction thereof. The preceding sentence shall not limit Franchisor's rights or remedies in connection with any action in any court of competent jurisdiction for injunctive or other provisional relief that Franchisor deems necessary or appropriate to compel Franchisee to comply with Franchisee's obligations under this Agreement or to protect the Marks. Each party shall appoint one arbitrator, and the two arbitrators so appointed shall agree upon a third arbitrator to act as chairman. If a party fails to appoint an arbitrator within thirty (30) days from the date upon which the claimant's request for arbitration is communicated to the other party or, if the two appointed arbitrators fail to nominate the chairman within thirty (30) days from the date of appointment of the later appointed arbitrator, such arbitrator shall be selected by the American Arbitration Association or successor body. The award of the arbitrators shall include an award of reasonable attorneys' fees and costs to the prevailing party, and shall be final. The parties agree to waive their right to any form of appeal, to the greatest extent allowed by law, and to share equally the fees and expenses of the arbitrators. Unless applicable law requires otherwise, arbitration shall occur in the State and county in which Franchisor has its principal place of business at the time the proceeding is commenced. This arbitration provision shall be self executing. If a party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party regardless of such failure to appear.

      25.9. BINDING EFFECT. This Agreement shall inure to the benefit of and shall bind the parties and their executors, administrators, heirs, assigns, and successors in interest.

      25.10. MODIFICATION. Except as expressly provided in Sections 23.5 and 25.1, the parties may modify this Agreement only by written instrument signed by the parties.

      25.11. CONSTRUCTION.

            (i) The preambles and exhibit(s) are part of this Agreement. This Agreement is the parties' entire agreement with respect to its subject matter. There are no other prior or contemporaneous oral or written understandings or agreements between the parties relating to the subject matter of this Agreement, and Franchisee expressly acknowledges that it is not relying on any oral or written representations of Franchisor, except as expressly set forth herein.

            (ii) Nothing in this Agreement shall confer any right or remedy upon any third person or legal entity not a party to this Agreement.

            (iii) Except when this Agreement expressly requires Franchisor to reasonably approve or not unreasonably withhold approval of any action or request by Franchisee, Franchisor shall have the right to refuse any request by Franchisee or to withhold approval of any action by Franchisee.

            (iv) Headings in this Agreement are for convenience only. Headings do not define, limit or construe the contents of sections.

            (v) If two or more persons are Franchisee under this Agreement regardless of whether they are partners or joint venturers or in another capacity or relation, their obligations shall be joint and several.

            (vi) If Franchisee or a transferee is a corporation, company, or partnership, then the terms "FRANCHISEE," "OWNER," and "TRANSFEREE" mean, unless expressly made applicable to all shareholders, members or partners, any person who owns of record or beneficially ten percent (10%) or more of the equity or control of Franchisee.

            (vii) Franchisor and Franchisee are sophisticated parties acting on the advice of competent legal counsel in entering into this Agreement. Thus, Franchisee agrees that any common law or statutory provision providing that an ambiguous or uncertain term will be construed against the drafting party is waived and shall not apply to the construction of this Agreement.

            (viii) The use of the word "including" shall mean "including without limitation" throughout this Agreement.

            (ix) References to "Section" shall mean Sections of this Agreement.

      25.12. ATTORNEYS' FEES AND EXPENSES. Should any party hereto commence any action or proceeding for the purpose of enforcing or preventing the breach of any provision hereof, whether by arbitration, judicial or quasi-judicial action or otherwise or any appeal therefrom or for damages for any alleged breach of any provision hereof or for a declaration of such party's rights or obligations hereunder, then the prevailing party shall be reimbursed by the losing party for all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney's fees for the services (including all appeals) rendered to such prevailing party, court costs, and expert witness fees.

                            26. NOTICES AND PAYMENTS.

      Written notices and reports that this Agreement or the Remedy Operating Manual permit or require to be delivered shall be deemed so delivered (i) when delivered by hand, (ii) one (1) business day after transmission by telegraph or facsimile with confirmation of delivery, (iii) three

(3) business days after placement in the United States Mail by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) business day after delivery to a nationally recognized overnight courier which maintains records of delivery, in each case addressed to the party to be notified at the address set forth below:

      If to Franchisor:

              Remedy Intelligent Staffing, Inc.
              101 Enterprise
              Aliso Viejo, California 92656
              Attention:  President, Franchise Division
              Fax:  (949) 425-7800

              with a copy to:

              Remedy Intelligent Staffing, Inc.
              101 Enterprise
              Aliso Viejo, California 92656
              Attention: Legal Department
              Fax:  (949) 425-7814

      If to Franchisee:

              __________________________________

              __________________________________

              __________________________________

              __________________________________

              Fax: _____________________________

      or its most current principal business address of which the notifying party has been notified. Payments and reports required by this Agreement shall be directed to Franchisor at the address set forth in this Section or at the address of which Franchisor from time to time notifies Franchisee, or to such other persons and places as Franchisor may from time to time direct. Any required payment or report not actually received by Franchisor during regular business hours on the date due or postmarked by postal authorities at least two
(2) days prior to the date due shall be deemed delinquent.

                              27. ACKNOWLEDGMENTS.

      27.1. ACKNOWLEDGEMENTS. Franchisee acknowledges that it has conducted an independent investigation of the business franchised hereunder, recognizes that the business

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

venture contemplated by this Agreement involves business risks, and that its success will be largely dependent upon the ability of Franchisee and if a corporation or a partnership or other business organization, its owners as independent businesspersons.

      27.2. RECEIPT OF DOCUMENTS. Franchisee acknowledges that it received a copy of this Agreement, the exhibit(s) hereto, and agreements relating hereto, if any, with all of the blank lines therein filled in, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it received the uniform franchise offering circular in the form, and within the time period, required by the Federal Trade Commission Franchise Rule.

      27.3. REPRESENTATIONS AND WARRANTIES. Each of Franchisee and its principals hereby jointly and severally represent and warrant to Franchisor that: (i) no representation, promise, warranty or guaranty has been made, and neither Franchisee nor any of its affiliates has relied on any statement made by Franchisor or its Affiliates (or any of their respective employees, directors, officers, agents or salespersons), as to (a) the future or past income, expenses, sales volume or potential profitability, earnings or income of the Franchised Business or any other franchised or company-owned business or (b) Franchisor's or its Affiliates' anticipated income, earnings and growth or that of the System; (ii) before executing this Agreement, Franchisee had the opportunity to contact existing franchise businesses of its choosing; (iii) it has been advised to, and given the opportunity to, independently investigate, analyze and construe the business opportunity being offered under this Agreement, the prospects for such business and the terms and provisions of this Agreement, using the services of legal counsel, accountants or other advisers of Franchisee's own choosing; (iv) it has either consulted with these advisors or has deliberately declined to do so; (v) is aware of the Non-Mark Businesses currently conducted by Franchisor's affiliates and understands that such Non-Mark Businesses may be operated within the Territory; (vi) it has carefully considered the nature and extent of the restrictions upon it (including, without limitation, the covenants not to compete, not to solicit employees or customers, and the restrictions on assignment set forth in this Agreement) and Franchisee's rights and remedies conferred under this Agreement and acknowledges that these restrictions, rights and remedies are (1) fair and reasonable, including, but not limited to, their term and geographic scope; (2) designed to preclude competition which would be unfair to Franchisor; (3) fully required to protect Franchisor's legitimate business interests; and (4) do not confer benefits upon Franchisor that are disproportionate to Franchisee's detriment; (vii) all information set forth in all applications, financial statements and submissions to Franchisor are true, complete and accurate in all respects, neither Franchisee nor any of its principals have made any untrue statement of any material fact nor omitted to state any material fact in any such documents and submissions, and Franchisee expressly acknowledges that Franchisor is relying on the truthfulness, completeness and accuracy of such information; and (viii) neither Franchisee nor any of its principals have any direct or indirect legal or beneficial interest in any business that may be deemed a competitive business, except as otherwise completely and accurately disclosed in its franchise application materials. Franchisee has a continuing obligation to advise Franchisor of any material changes in any of such documents and submissions and in any representations made to Franchisor in this Agreement or in the franchise application process.

      27.4. TERRORISM LAWS. Franchisee agrees to comply with and/or to assist Franchisor to the fullest extent possible in Franchisor's efforts to comply with Terrorism Laws. In connection with such compliance, Franchisee certifies, represents, and warrants that none of Franchisee's property or interests is subject to being "blocked" under any of the Terrorism Laws. Any violation of the Terrorism Laws by Franchisee or its employees, or any "blocking" of Franchisee's assets under the Terrorism Laws shall constitute grounds for immediate termination of this Agreement and any other Agreement Franchisee has entered with Franchisor or its Affiliates, in accordance with Section 23.2(xiv).

      27.5. NO OTHER OBLIGATIONS. Each party represents and warrants to the others that there are no other agreements, court orders, or any other legal obligations that would preclude or in any manner restrict such party from: (a) negotiating and entering into this Agreement; (b) exercising its rights under this Agreement; and/or (c) fulfilling its responsibilities under this Agreement.

      27.6. MODIFICATION OF OFFERS. Franchisee acknowledges and agrees that Franchisor may modify its franchises to other franchisees in any manner and at any time, which offers and agreements have or may have terms, conditions, and obligations that may differ from the terms, conditions, and obligations in this Agreement.

      27.7. BUSINESS JUDGMENT. Franchisee understands and agrees that Franchisor may operate and change the System and its business in any manner that is not expressly and specifically prohibited by this Agreement. Whenever Franchisor has expressly reserved in this Agreement or is deemed to have a right and/or discretion to take or withhold an action, or to grant or decline to grant Franchisee a right to take or withhold an action, except as otherwise expressly and specifically provided in this Agreement, Franchisor may make such decision or exercise its right and/or discretion on the basis of Franchisor's judgment of what is in Franchisor's best interests, including without limitation Franchisor's judgment of what is in the best interests of the franchise network, at the time Franchisor's decision is made or its right or discretion is exercised, without regard to whether: (1) other reasonable alternative decisions or actions, or even arguably preferable alternative decisions or actions, could have been made by Franchisor; (2) Franchisor's decision or the action taken promotes Franchisor's financial or other individual interest; (3) Franchisor's decision or the action it takes applies differently to Franchisee and one or more other franchisees or Franchisor's company-owned or Affiliate-owned operations; or (4) Franchisor's decision or the exercise of its right or discretion is adverse to Franchisee's interests. In the absence of an applicable statute, Franchisor will have no liability to Franchisee for any such decision or action. Franchisor and Franchisee intend that the exercise of Franchisor's right or discretion will not be subject to limitation or review. If applicable law implies a covenant of good faith and fair dealing in this Agreement, Franchisor and Franchisee agree that such covenant shall not imply any rights or obligations that are inconsistent with a fair construction of the terms of this Agreement and that this Agreement grants Franchisor the right to make decisions, take actions and/or refrain from taking actions not inconsistent with Franchisee's rights and obligations hereunder.

      27.8. CONSULTATION. Franchisee acknowledges that it has read and understood this Agreement, the exhibits hereto, and agreements relating thereto, if any, and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.

      27.9. MULTIPLE ORIGINALS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and binding immediately upon its execution by all signatories.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.

"FRANCHISOR"                              "FRANCHISEE"

REMEDY INTELLIGENT STAFFING, INC.         ____________________________________

By: __________________________________    By: ________________________________

Name: ________________________________    Name: ______________________________

Title: ________________________________   Title: _____________________________

                                    EXHIBIT A
                                       TO
                               FRANCHISE AGREEMENT

                               FRANCHISE LOCATIONS

                                    EXHIBIT B
                                       TO
                               FRANCHISE AGREEMENT

                                    TERRITORY

                                    EXHIBIT C
                                       TO
                               FRANCHISE AGREEMENT

                          MINIMUM PERFORMANCE STANDARDS

                          MINIMUM PERFORMANCE STANDARDS
                                  PER TERRITORY

The Minimum Performance Standards listed below are measured in terms of Adjusted Gross Margin Dollars generated by the Franchised Business for each Territory. These Minimum Performance Standards are based on the Calculation Year and whether the Franchised Business offers only one of General Clerical Employment Services or General Light Industrial Employment Services or both such service lines.

                         ANNUAL ADJUSTED GROSS MARGIN DOLLARS
              ----------------------------------------------------------
                  SINGLE SERVICE LINE         COMBINED SERVICE LINE
CALCULATION         General Clerical            General Clerical
   YEAR       OR General Light Industrial  AND General Light Industrial
-----------   ---------------------------  ----------------------------
Year 1                  $150,000                        $185,000
Year 2 - 3              $300,000                        $375,000
Year 4 - 6              $360,000                        $450,000
Year 7+                 $400,000                        $500,000

                                    EXHIBIT D
                                       TO
                               FRANCHISE AGREEMENT

                    OFFICE DEVELOPMENT REQUIREMENTS SCHEDULE

                                    EXHIBIT E
                                       TO
                               FRANCHISE AGREEMENT

                          GUARANTY, INDEMNIFICATION AND

                                ACKNOWLEDGMENTS

                 GUARANTEE, INDEMNIFICATION, AND ACKNOWLEDGMENTS

      As an inducement to Remedy Intelligent Staffing, Inc., a California corporation ("FRANCHISOR") to execute the Remedy Intelligent Staffing, Inc. Franchise Agreement between Franchisor and ("FRANCHISEE"), dated , 200 (the "AGREEMENT"), the undersigned, jointly and severally, hereby unconditionally guarantee to Franchisor and Franchisor's successors and assigns that all of Franchisee's monetary and other obligations under the Agreement will be punctually paid and performed.

A.    GUARANTEE

      Upon demand by Franchisor, the undersigned each hereby jointly and severally agree to immediately make each payment required of Franchisee under the Agreement and waive any right to require Franchisor to: (a) proceed against Franchisee for any payment required under the Agreement; (b) proceed against or exhaust any security from Franchisee; (c) pursue or exhaust any remedy, including any legal or equitable relief, against Franchisee; or (d) give notice of demand for payment by Franchisee. Without affecting the obligations of the undersigned under this Guarantee, Indemnification and Acknowledgements, Franchisor may, without notice to the undersigned, extend, modify, or release any indebtedness or obligation of Franchisee, or settle, adjust, or compromise any claims against Franchisee, and the undersigned each hereby jointly and severally waive notice of same and agree to remain and be bound by any and all such amendments and changes to the Agreement.

B.    INDEMNIFICATION

      The undersigned each hereby jointly and severally agree to defend, indemnify and hold Franchisor harmless against any and all losses, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorney's fees, reasonable costs of financial and other investigation, court costs, and fees and expenses) resulting from, consisting of, or arising out of or in connection with any breach of this Agreement by Franchisee or any failure by Franchisee to perform any obligation of Franchisee under the Agreement, any amendment thereto, or any other agreement executed by Franchisee referred to therein.

C.    ACKNOWLEDGEMENTS

      The undersigned each hereby jointly and severally acknowledge and expressly agree to be individually bound by all of the covenants contained in Sections 9.5.1 (the Remedy operating manual), 13 (confidentiality and non-competition) and 24 (post termination and expiration obligations) of the Agreement, and acknowledge and agree that this Guarantee, Indemnification and Acknowledgements does not grant the undersigned any right to use the "Remedy" marks or system licensed to Franchisee under the Agreement.

D.    MISCELLANEOUS

      This Guarantee, Indemnification and Acknowledgements shall terminate upon the termination or expiration of the Agreement, except that all obligations and liabilities of the undersigned which arose from events which occurred on or before the effective date of such termination shall remain in full force and effect until satisfied or discharged by the undersigned, and all covenants which by their terms continue in force after the expiration or termination of the Agreement shall remain in force according to their terms. Upon the death of an individual guarantor, the estate of such guarantor shall be bound by this Guarantee, Indemnification and

Acknowledgements, but only for defaults and obligations hereunder existing at the time of death; and the obligations of the other guarantors will continue in full force and effect.

      Unless specifically stated otherwise, the terms used in this Guarantee, Indemnification and Acknowledgements shall have the same meaning as in the Agreement, and shall be interpreted and construed in accordance with Section 25 of the Agreement. This Guarantee, Indemnification and Acknowledgements shall be interpreted and construed under the laws of the State in which Franchisor maintains its principal place of business, which laws shall prevail in the event of any conflict of law (without regard to, and without giving effect to, the application of the state's choice-of-law rules); provided, however, that if the covenants in Section 13 of the Agreement would not be enforceable under the laws of the state in which Franchisor maintains its principal place of business, and Franchisee is located outside of such state, then such covenants shall be interpreted and construed under the laws of the state in which Franchisee maintains its principal place of business.

      IN WITNESS WHEREOF, each of the undersigned has signed this Guarantee, Indemnification and Acknowledgements as of the date of the Agreement.

                               GUARANTOR(S)/INDEMNITOR(S)/ACKNOWLEDGEE(S)

(Seal)
                               Signed: _________________________________________
                                           (In his/her individual capacity)

                               Name: ___________________________________________

                               Address: ________________________________________

(Seal)
                               Signed: _________________________________________
                                           (In his/her individual capacity)

                               Name: ___________________________________________

                               Address: ________________________________________

(Seal)
                               Signed: _________________________________________
                                           (In his/her individual capacity)

                               Name: ___________________________________________

                               Address: ________________________________________

                               _________________________________________________

                                    EXHIBIT F
                                       TO
                               FRANCHISE AGREEMENT

                           SOFTWARE LICENSE AGREEMENT

                                    EXHIBIT G
                                       TO
                               FRANCHISE AGREEMENT

                              GROSS MARGIN SCHEDULE

      Subject to the terms and conditions of Section 5.6, the Gross Margin Schedule shall be as follows:

                                                 FRANCHISEE'S   FRANCHISOR'S
 TIER      ADJUSTED GROSS   MARGIN DOLLAR RANGE      SPLIT         SPLIT
-------    --------------   -------------------  ------------   ------------
Tier 1       $       -          $  249,999            60%           40%
Tier 2         250,000             399,999            61%           39%
Tier 3         400,000             549,999            62%           38%
Tier 4         550,000             674,999            63%           37%
Tier 5         675,000             799,999            64%           36%
Tier 6         800,000             899,999            65%           35%
Tier 7         900,000             999,999            66%           34%
Tier 8       1,000,000           1,099,999            67%           33%
Tier 9       1,100,000           1,249,999            68%           32%
Tier 10      1,250,000           1,399,999            69%           31%
Tier 11      1,400,000           and above            70%           30%